MEMBERSHIP INTEREST PURCHASE AGREEMENT

among

MJ HOLDINGS, INC.,

RED EARTH LLC,

and

THE MEMBERS NAMED HEREIN

Dated as of December 15, 2017

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as December 15, 2017 (“Effective Date”) among MJ HOLDINGS, INC., a Nevada corporation (referred to herein as the “Company” or “Buyer”), RED EARTH LLC, a Nevada Limited liability company (“RedEarth”), and the Members of RedEarth which are listed in Schedule 2.5, attached hereto and incorporated herein (said Members may be referred to herein individually, as a “Seller”, “Member” or “Owner” and collectively as “Sellers”, “Members” or “Owners”) (Buyer, Red Earth and Sellers may be referred to herein individually, as a “Party” and collective, as “Parties”).

WHEREAS, RedEarth is a holding company whose sole assets are (1) a provisional marijuana cultivation license, issued by the State of Nevada and  (2) a triple net lease on the property located at, 2310 Western Avenue, Las Vegas Nevada, a copy of which is attached hereto as Exhibit A; and

WHEREAS, Sellers collectively as of the Closing Date (as hereafter defined) own all of the issued and outstanding membership interests of RedEarth as set forth on Schedule 2.5 attached hereto; and

WHEREAS, Sellers will sell to the Company, and the Company will purchase from Sellers, all of the issued and outstanding membership interests of RedEarth owned by Sellers for payment on the terms and conditions hereinafter set forth (“Acquisition”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereto agree as follows:

ARTICLE 1

PURCHASE OF MEMBERSHIP INTERESTS BY THE COMPANY FROM SELLERS

CLOSING DATE

1.1 Sale of Membership Interests. Subject to the terms and conditions hereinafter set forth, on the Closing Date, Sellers shall sell to the Company, or its designee, and the Company, or its designee, shall purchase from Sellers, all of the issued and outstanding membership interests of RedEarth (“Membership Interests”) for the aggregate consideration as is set forth herein (the “Consideration”), which Consideration shall be allocated among the members of RedEarth in accordance with their pro rata ownership (“Ownership Interests”). As payment in full for the Membership Interests, the Company shall, against delivery of a certificate or certificates evidencing the Membership Interests from Sellers registered in the  Company’s name, deliver a promissory note (the “Note”, a copy of which is attached hereto as Exhibit B) in the amount of $900,000 USD (NINE HUNDRED THOUSAND DOLLARS) and  52,732,969  (FIFTY TWO MILLION, SEVEN HUNDRED AND THIRTY-TWO THOUSAND AND NINE HUNDRED AND SIXTY-NINE) shares of common stock in MJ Holdings, Inc., a company traded on the OTC Markets under ticker symbol MJNE (the “Shares”),   (“Purchase Price”) for the Membership Interests as follows:

(a) Sellers (a) understands that the MJ Shares being issued have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the MJ Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning the MJ Shares and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the MJ Shares, (e) is able to bear the economic risk and lack of liquidity inherent in holding the MJ Shares and (f) is an Accredited Investor as defined by Regulation D of the Securities Act of 1933.

Note and Shares issued shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

(b) At Closing, Buyer shall deliver the fully executed Note and shall instruct the Company’s Transfer Agent to issue and deliver the Shares to the Sellers in accordance with their Ownership Interests and Sellers shall deliver 100% of the issued and outstanding membership interests in RedEarth registered in the name of the Buyer and appoint Buyer as the Sole manager of Red Earth.

1.2 Financing and Note Payment Contingency. In connection with the execution of this Agreement, the Company is raising capital (by selling shares of the Company’s common stock at a price of $0.75 per share; hereinafter the “Offering”) which it intends to use to develop certain business opportunities, including but not limited to monetizing the asset it is acquiring pursuant to this Agreement. The Company intends to use part of the proceeds of the Offering to satisfy the Note; however the Company shall only make any payments towards the Note, with funds raised pursuant to the Offering which are in excess of $1,600,000 USD. If the Company chooses not, does not, or is not able to raise sufficient capital in the Offering to satisfy, any or all of, the monies due under the Note, the Note shall convert in accordance with terms set forth in the Note.

1.3 Closing Date. The closing of the transactions contemplated hereunder (the “Closing”) will take place simultaneously with the execution of this Agreement and the release of the Escrow Funds, pursuant to the terms of that certain Escrow Agreement, (the “Closing Date”). The place of Closing shall be at the offices of the Company, or such other place as may be mutually agreed upon by the Parties. The Closing shall be effective as of the opening of business as of the Closing Date.

1.4 Closing Term. If the Closing Date does not occur by December 15, 2017, unless otherwise extended in writing, by the Company and RedEarth, this agreement shall be null and void, without any required notice or action, and the Company shall have no further obligation to acquire RedEarth from the Sellers.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF EACH SELLER

Each Seller, solely for itself, himself or herself, individually (and not jointly and severally), represents and warrants the following to Buyer that on and as of the Closing Date:

2.1 Organization, Authority and Capacity; Subsidiaries.

(a) RedEarth is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the full power and authority necessary to (i) execute, deliver and perform its obligations under the Acquisition Documents and (ii) is the sole owner and controls the assets as set forth on Schedule 2.1(a), free and clear, without encumbrance, liens, claims or any other restrictions on ownership or transfer. RedEarth is duly qualified to do business and is in good standing in the jurisdictions set forth on Schedule 2.1(a)(i).

(b) Each Member has the power and authority to own the Membership Interests listed as being owned by him or her in that Schedule and to execute, deliver and perform the Acquisition Documents to which he or she is a party and to consummate the transactions contemplated hereby and thereby.

(c) RedEarth does not own any shares of any corporation or other equity interest, either of record, beneficially or equitably, in any association, partnership, limited liability company, joint venture or other legal entity, or have any commitment to acquire any such interest or to make any loans or capital contributions to any such entity.

2.2 Authorization and Validity. The execution, delivery and performance of the Acquisition Documents by Sellers and RedEarth have been duly authorized by all necessary corporate or other entity action. The Acquisition Documents to be executed and delivered by the Sellers and RedEarth have been or will be at Closing, as the case may be, duly executed and delivered by the Sellers and RedEarth, and constitute or will constitute at Closing the legal, valid and binding obligations of the Sellers and RedEarth, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors’ rights generally, or as may be modified by a court of equity.

2.3 Absence of Conflicting Agreements or Required Consents. Except as set forth on Schedule 2.3, to the knowledge of each Seller and RedEarth, the execution, delivery and performance by the Sellers and RedEarth of the Acquisition Documents to be executed and delivered by the Sellers or RedEarth, as applicable: (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with any provision of organizational documents (including certificate or articles of organization and operating agreement) of RedEarth; (iii) will not conflict with, result in a breach of, constitute a default under or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which any Seller, or RedEarth is subject or by which Sellers or RedEarth or any of their assets or properties are bound; (iv) will not conflict with the terms of any agreement, instrument, license or permit to which any Seller or RedEarth is a party or by which any Seller, or RedEarth or any of their respective properties are bound; and (v) will not create any Encumbrances upon the assets or properties of any Seller or RedEarth.

2.4 Governing Documents.

(a) True and correct copies of the certificate or articles of organization and all amendments thereto and operating agreement of RedEarth have been provided to Buyer. Buyer has previously been provided with access to RedEarth’s books and records and minutes, and such minutes accurately reflect in all material respects the proceedings of the board of directors or managers (and all committees thereof) and members of RedEarth. The record books of RedEarth, including without limitation, the books of account and minute books, are true and correct in all material respects.

2.5 Capitalization; Ownership of Membership Interests.

(a) Except as set forth in Schedule 2.5, each Seller owns the membership interests of RedEarth set forth opposite such Seller’s name on Schedule 2.5 free and clear of all liens, claims, options, charges, pledges, security interests, deeds of trust, voting agreements, voting trusts, encumbrances, rights or restrictions of any nature (“Encumbrances”). All right, title and interest in and to the membership interests of RedEarth are being sold, assigned, transferred and delivered to the Buyer, and the Buyer will receive valid title thereto, free and clear of any and all Encumbrances. The Membership Interests of RedEarth owned by the Sellers constitute one hundred percent (100%) of the outstanding equity interests of RedEarth.

(b) No subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of membership interests of RedEarth is authorized or outstanding, there is not any commitment of RedEarth to issue any shares, membership interests, warrants, options or other such rights or to distribute to holders of any class of its membership interests any evidences of indebtedness or assets, and RedEarth does not have an obligation (contingent or other) to purchase, redeem or otherwise acquire any of its membership interests or any interest therein or to pay any dividend or make any other distribution in respect thereof.

(c) Schedule 2.5 is a true and complete list of all outstanding membership interests of RedEarth, the names of the record holders thereof, and the number of membership interests held of record by each such holder.

2.6 Financial Statements.

(a) RedEarth is a holding company and has no business activity or operations.  Attached hereto as Schedule 2.6(a) are the financial statements of RedEarth for the year ended December 31, 2016 and interim financial statements for the twelve month period ending July 31, 2017, which reflect the results of operations and financial condition of RedEarth for such periods and at such dates (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), except the interim financial statements as of and for the twelve month period ending December 31, 2016.

The Financial Statements present fairly in all material respects the financial position of RedEarth as of the dates indicated and present fairly in all material respects the results of the operations of RedEarth for the periods then ended, and are in accordance with the books and records of RedEarth which have been properly maintained and are complete and correct in all material respects.

(b) None of Sellers or RedEarth have admitted in writing its inability to pay its debts, generally as they become due; filed or consented to the filing against it respectively of a petition in bankruptcy or a petition to take advantage of an insolvency act; made an assignment for the benefit of its creditors; consented to the appointment of a receiver for itself respectively or for the whole or any substantial part of its property; had a petition in bankruptcy filed against it; been adjudged a bankrupt or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any law or statute of the United States of America or any other jurisdiction.

2.7 Absence of Certain Changes or Events. Except (i) as otherwise set forth in Schedule 2.7 hereto, (ii) as set forth in RedEarth’s interim financial statements or (iii) as otherwise expressly contemplated in this Agreement since August 31, 2017, RedEarth has been operated only in the ordinary course of business, and RedEarth has not:

(i)	suffered any Material Adverse Change in working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations;

(ii)	paid, discharged or satisfied any material liability other than in the ordinary course of business;

(iii)	written off as uncollectible any account receivable other than in the ordinary course of business;

(iv)	compromised any debts, claims or rights or disposed of any of its properties or assets other than in the ordinary course of business;

(v)

entered into any commitments or transactions not in the ordinary course of business involving aggregate value in excess of $5,000 or made aggregate capital expenditures or commitments in excess of $5,000;

(vi)	made any material change in any method of accounting or accounting practice;

(vii)	sold, assigned or transferred any tangible asset other than in the ordinary course of business or any patents, trademarks, trade names, copyrights or other intangible assets;

(viii)	subjected any of its assets, tangible or intangible, to any lien, encumbrance or restriction of any nature whatsoever, except for liens for current property taxes not yet due and payable;

(ix)

increased any salaries, wages or employee benefits or made any arrangement for payment of any bonus or special compensation for any employee of RedEarth other than in the ordinary course of business, or made any loans or advances to, or guarantees for the benefit of, any Person;

(x)	hired, committed to hire or terminated any employee other than in the ordinary course of business;

(xi)	entered into any contract or agreement that prohibits it from freely engaging in any business or activities or from competing anywhere in the world, or using any intangible rights;

(xii)

redeemed or repurchased any equity security, or issued, sold or transferred any equity securities or any securities convertible, exchangeable or exercisable into other equity securities, or options or other rights to acquire its membership interests or other equity securities;

(xiii)	sold or otherwise transferred any interest in the Rights and Assets other than in the ordinary course of business; or

(xiv)	committed or agreed, whether in writing or otherwise, to take any of the foregoing actions described in this Section 2.7.

2.8 No Undisclosed Liabilities. Except (i) as listed on Schedule 2.8 hereto, (ii) for vendor invoices which have not been received by RedEarth for payables relating to services rendered to RedEarth in the ordinary course of business or (iii) as reflected in the Financial Statements, RedEarth has no Liabilities or obligations, whether accrued, absolute, contingent or otherwise, that are greater than $5,000.00 either individually or in the aggregate.

2.9 Litigation, etc. Except as listed on Schedule 2.9 hereto, there are no claims, lawsuits, actions, arbitrations, administrative or other proceedings pending against RedEarth. To the knowledge of the Sellers, (i) no such matter described in the previous sentence is threatened against RedEarth and there is no substantial basis for any such action, and (ii) there are no governmental or administrative investigations or inquiries pending that involve RedEarth. There are no judgments against or consent decrees binding on RedEarth.

2.10 No Violation of Law.

(a) Except as outlined in Schedule 2.10, to the knowledge of each Seller and RedEarth, neither any Seller nor RedEarth has been or is currently in material violation of any applicable local, state or federal Law, order, injunction or decree, or any other requirement of any governmental body, agency or Regulatory Authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices.

(b) To the best of the knowledge of each Seller and RedEarth, neither any Seller nor RedEarth is currently subject to or has been assessed any material fine, penalty, liability or disability as the result of a failure to comply with any requirement of federal, state or local Law, nor has any Seller or RedEarth received any notice of such noncompliance.

2.11 Real and Personal Property.

(a) Schedule 2.11(a) sets forth a list and location of all items of personal and mixed, tangible property, rights and assets of RedEarth having an original or replacement cost or value greater than $10,000.00 (“Rights and Assets”). RedEarth, (i) has good and valid title to all of the personal and mixed, tangible property, rights and assets which it purports to own, and (ii) owns such rights, assets and personal property free and clear of all Encumbrances (except for current year ad valorem taxes.) All of the Rights and Assets, whether owned or leased, are in the possession and control of RedEarth. No affiliate of the Sellers, has any claim or interest in any of the rights or assets that are used or useful in the business conducted by RedEarth or in any operations that are similar to or competitive with that business, even if geographically distant.

(b) Schedule 2.11(b) contains a true and correct description of all real property leased by RedEarth (the “Leased Real Property” or the “LLC Real Property”), including all improvements located thereon. RedEarth has valid and binding leases for each such property, copies of which have been provided to Buyer and Buyer shall enter into leases with the owner of said real property as a condition precedent to the Closing, as further delineated in this Agreement. RedEarth is (i) current with respect to all payments due under such leases; (ii) RedEarth has complied in all material respects with its obligations under such leases, and (iii) there are no material defaults on the part of RedEarth, and to the knowledge of Sellers on the part of any other party under any such lease that remain uncured and no condition exists which, with the lapse of time or giving of notice, or both, would give rise to a material default under any such lease or permit the termination, modification or acceleration of rent thereunder. Buyer has been furnished with true, correct and complete copies of all leases, deeds, easements and other documents and instruments concerning the LLC Real Property.

(c) The Rights and Assets and the premises at which RedEarth operates its business are in good operating condition and repair, ordinary wear and tear excepted, and the Rights and Assets include all rights, properties, interests in properties, and assets necessary to permit RedEarth to continue its respective business after the Closing Date as presently conducted.

(d) Schedule 2.11(d) contains a complete and correct list of all of RedEarth’s trademarks, trade names, service marks, service names, brand names, registered copyrights, Internet domain names, licenses (excluding licenses for “off-the-shelf” computer software with a replacement cost of less than $10,000), material technology rights, software worth in excess of $10,000, and patents (and registrations of and applications for each of the foregoing, as applicable), together with a complete list of all licenses granted by or to any Seller and RedEarth with respect to any of the foregoing as of the date of this Agreement (collectively, the “Intellectual Property”). None of the Sellers or RedEarth are in receipt of any notice of any violation of the rights of others with respect to any of the above matters. RedEarth owns all right, title and interest in, or has the right to use pursuant to a license agreement set forth on Schedule 2.11(d), all intellectual property and proprietary rights necessary for the operation of its business as of the date of this Agreement (the “LLC IP”).

2.12 Contracts and Commitments.

(a) Schedule 2.12 contains a complete and accurate list of all contracts, agreements, commitments and instruments (whether written or oral, contingent or otherwise) of RedEarth of or concerning the following matters (the “Seller Agreements”):

(i)	the lease, as lessee or lessor, or license, as licensee or licensor, of any real or personal property (tangible or intangible) including the real property leases;

(ii)

the employment or engagement of any officer, director, manager, employee, consultant or agent, other than those terminable at will without severance obligation, and any covenant not to compete with any former employees;

(iii)

any arrangement limiting the freedom of the Sellers or RedEarth to compete in any manner in any line of business or requiring the Sellers or RedEarth to share profits other than commissions payable to employed sales persons;

(iv)	any arrangement that could reasonably be anticipated to have a Material Adverse Effect on RedEarth, financial or otherwise;

(v)	any arrangement material to RedEarth’s assets and or business, whether or not entered into in the ordinary course of business of RedEarth;

(vi)	any arrangement for the procurement of products and/or services from its network of vendors;

(vii)	any power of attorney, whether limited or general, granted by RedEarth;

(viii)	any arrangement that requires performance for a period of more than 30 days or that requires aggregate payments in excess of $2,000;

(ix)	Indebtedness or a guarantee of Indebtedness or any guarantee of any Liability or obligation of any other Person, or the issuance of letters of credit;

(x)	management, consulting or advisory arrangements;

(xi)

any profit sharing, membership interest option, membership interest purchase, membership interest appreciation, restricted membership interest, deferred compensation, severance, or other arrangement for the benefit of its current or former directors, officers, managers or employees;

(xii)

the acquisition or sale, directly or indirectly (by merger or otherwise), or material assets (whether tangible or intangible), other than the purchase of inventory and services in the ordinary course of business consistent with past practice; and

(xiii)	any relationship between RedEarth or any person or entity affiliated with or related to RedEarth or any officer, director or manager thereof.

(b) The Sellers have delivered to Buyer true and complete copies of all of the Seller Agreements. The Seller Agreements are valid and effective in accordance with their terms, and there is not under any of such Seller Agreements (i) any existing or claimed material default or breach by RedEarth, or (ii) to the knowledge of the Sellers, any existing or claimed material default by any other party or event which with notice or lapse of time, or both, would constitute a material default by any such party. There is no actual or, to the knowledge of the Sellers, threatened termination, cancellation or limitation of any Seller Agreements that would have a material adverse effect on RedEarth, and its respective business, finances or otherwise. There is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any other party to the Seller Agreements.

2.13 Employment and Labor Matters.

(a) Schedule 2.13 sets forth a list of all current and former (within the last 12 months) full-time and part-time employees or consultants of RedEarth, broken down by location and which includes the name, title or position, salary, bonus and benefits information for each such person (the “Business Employees”).

(b) RedEarth is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, occupational safety and health, including laws concerning unfair labor practices within the meaning of Section 8 of the National Labor Relations Act, and the employment of non-residents under the Immigration Reform and Control Act of 1986.

(c) There are no charges, governmental audits, investigations, administrative proceedings or complaints concerning the employment practices of RedEarth pending or, to the knowledge of the Sellers, threatened before any federal, state or local agency or court that could reasonably be expected to have a Material Adverse Effect on RedEarth or its respective business or the Rights and Assets, financial or otherwise, and, to the knowledge of the Sellers, no basis for any such matter exists;

(d) RedEarth is not a party to any union or collective bargaining agreement, and, to the knowledge of the Sellers, no union attempts to organize the Business Employees have been made, nor are any such attempts now threatened.

(e) RedEarth has not experienced any organized slowdown, work interruption, strike, or work stoppage by any of the Business Employees.

(f) Except as set forth in Schedule 2.13(f), RedEarth will not incur any liability or obligation to any Business Employees as a result of the sale of the Membership Interests hereunder.

2.14 Employee Benefit Programs. RedEarth does not maintain or contribute to and have not maintained or contributed to, any employee benefit plan, fringe benefit, stock option, equity-based compensation, phantom stock, bonus or incentive plan, severance pay policy or agreement, retirement, pension, profit sharing or deferred compensation plan or agreement, or any similar plan or agreement or any plan or arrangement providing compensation to employees or non-employee directors (an “Employee Benefit Program”). RedEarth has no obligations or liabilities with respect to any Employee Benefit Programs.

2.15 Insurance Policies.

(a) The attached Schedule 2.15 lists each material insurance policy maintained by RedEarth. All of such insurance policies are in full force and effect, and to RedEarth and each Seller’s knowledge, RedEarth is not in material default with respect to its obligations under any of such insurance policies. To its knowledge, RedEarth maintains all necessary insurance policies that are (i) required by any Law applicable to RedEarth or (ii) required by any contract or agreement entered into by RedEarth.

2.16 Environmental Matters.

(a) To the knowledge of the RedEarth and the Sellers, there are no present or past Environmental Conditions relating to or which could in any way materially and adversely affect RedEarth or the Rights and Assets. For purposes of this Agreement, “Environmental Condition” means (i) the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other toxic or hazardous substance, in violation of any federal, state or local law, ordinance or governmental rule or regulations, as a result of any spill, discharge, leak, emission, escape, injection, dumping or release of any kind whatsoever of any substance or exposure of any type in any work places or to any medium, including without limitation air, land, surface waters or ground waters, or from any generation, transportation, treatment, discharge, storage or disposal of waste materials, raw materials, hazardous materials, toxic materials or products of any kind or from the storage, use or handling of any hazardous or toxic materials or other substances, and (ii) any noncompliance with any federal, state or local environmental Law or order as a result of or in connection with any of the foregoing.

(b) To the knowledge of Sellers, RedEarth (and its respective businesses and operations) is in compliance with all applicable Environmental Laws, and RedEarth has not received any communication from any governmental entity that alleges that it is not in compliance with applicable Environmental Laws.

2.17 Taxes.

Except as set forth in Schedule 2.17(a):

(a) with respect to any tax obligations or as reflected in the Financial Statements, there does not exist any liability for Taxes which may be asserted by any taxing authority against, and no encumbrance for Taxes will attach to RedEarth or any of the Rights and Assets or the LLC IP other than Taxes due in respect of periods for which Tax Returns are not yet due and for which adequate accruals have been made in the Financial Statements. All Tax Returns required to be filed prior to the date hereof by RedEarth have been filed (other than Tax Returns for which extensions to file have been granted) with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all of which are true, correct and complete in all material respects, and all amounts shown as owing thereon have been paid.

(b) none of the Sellers or RedEarth have received notice of any Tax claims being asserted or any proposed assessment by any taxing authority and no Tax Returns of RedEarth have been audited by the Internal Revenue Service (the “IRS”) or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and RedEarth is not presently under, nor have they received notice of any, contemplated investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof. RedEarth has not executed any extension or waivers of any statute of limitations on the assessment or collection of any Tax due that is currently in effect and is not the beneficiary of any extension of time within which to file any Tax Return.

(c) RedEarth and all of its respective predecessors in interest have withheld or collected from each payment made to any Person the amount of all Taxes required to be withheld or collected therefrom and RedEarth and any of its respective predecessors in interest has paid the same to the proper tax depositories or collecting authorities.

(d) RedEarth has been taxed as a partnership for federal and state income tax purposes at all times during its respective existence and has not made any election to be treated as other than a partnership pursuant to Treas. Reg. Section 301.7701-3.

(e) RedEarth is not a party to any agreement, contract, arrangement or plan that constitute any part of a non-qualified deferred compensation plan within the meaning of Section 409A of the Code.

(f) RedEarth has provided to Buyer true, correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by RedEarth since its inception.

2.18 Licenses and Authorizations.

(a) Set forth on Schedule 2.18(a) is a correct and complete list of all licenses, accreditations, permits and other authorizations held by RedEarth, complete and correct copies of which have been provided to Buyer.

(b) No violation, default, order or deficiency exists with respect to any of the items listed on Schedule 2.18(a). Neither Seller nor RedEarth received any notice of any action pending or recommended by any state or federal agencies having jurisdiction over the items listed on Schedule 2.18(a), either to revoke, withdraw or suspend any license, right or authorization. To the knowledge of the Sellers, no event has occurred which would constitute grounds for a material violation, order or deficiency with respect to any of the items listed on Schedule 2.18(a) or to revoke, withdraw or suspend any such license. Except as listed on Schedule 2.18(a), no consent or approval of, prior filing with or notice to, or any action by, any governmental body or agency or any other third party is required in connection with any such license, right or authorization by reason of the Acquisition.

2.19 Inventories. RedEarth  does not have, nor has it ever maintained any inventory.

2.20 Business Relationships.

(a)  Schedule 2.20(a) contains a complete and accurate list of all contracts, agreements, commitments and instruments of RedEarth or any arrangement relating to the sale of the RedEarth’s products and/or services to its customers; and

(b) The Sellers have no knowledge of any present or future condition or state of facts or circumstances which would prevent RedEarth from carrying on its respective business after the Closing Date in the same manner as it is presently being carried on.

2.21 Absence of Certain Business Practices. Except as set out on Schedule 2.21, neither RedEarth nor any officer, director, manager, employee or agent of RedEarth, nor to the knowledge of Sellers, any other person or entity acting on behalf of RedEarth, acting alone or together, has directly or indirectly, given or agreed to give any gift or similar benefit to any customer, governmental employee or other person or entity who is or may be in a position to help or hinder RedEarth (or assist RedEarth in connection with any actual or proposed transaction) which would reasonably be expected to subject RedEarth to any damage or penalty in any civil, criminal or governmental litigation or proceeding. Neither RedEarth, nor, to the knowledge of the Sellers, any officer or manager thereof has used any funds for unlawful contributions, gifts, entertainment or other expenses relating to political activity or otherwise, or has made any direct or indirect unlawful payment to governmental officials or employees from the entities’ funds or been reimbursed from the entities’ funds for any such payment, or is aware that any other person associated with or acting on behalf of RedEarth have engaged in any such activities.

2.22  Related Party Transactions. Except as set forth in Schedule 2.22 hereto, there are no existing arrangements or proposed transactions between RedEarth and (i) any equity holder, officer, director, manager or other Affiliate of RedEarth, or any member of the immediate family of any of the foregoing persons (such officers, directors and family members being hereinafter individually referred to as a “Related Party”), (ii) any business (corporate or otherwise) which a Related Party owns, or controls directly or indirectly, or in which a Related Party has an ownership interest, or (iii) between any Related Party and any business (corporate or otherwise) with which RedEarth regularly does business. Schedule 2.22 describes all affiliated services provided to or on behalf of the

Sellers and such Affiliates (and Related Parties) by RedEarth and all affiliate transactions or agreements, arrangements or understandings among RedEarth and the Sellers or their Affiliates (and Related Parties).

2.23 No Commissions. Neither the Sellers, RedEarth, nor Buyer have incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated hereby.

2.24 Indebtedness. Except as set forth on Schedule 2.24, RedEarth is not subject to any Indebtedness. Schedule 2.24 details the outstanding balance (including accrued and unpaid interest) for each such outstanding item of Indebtedness.

2.25 Distributions. Except as set forth on Schedule 2.25, since its inception, RedEarth has not declared set aside or paid any dividend or made any distribution of cash or other property or assets to any equity holder of RedEarth, or made any other payment to any other equity holder of RedEarth in their capacity as such.

2.26 Statements True and Correct. No representation or warranty made herein by any Seller, nor in any statement, certificate or instrument executed and delivered to Buyer by RedEarth or any Seller pursuant to any Acquisition Document, contains or will contain (with respect to any Acquisition Document signed at a later date) any untrue statement of material fact or intentionally omits or will intentionally omit to state a material fact necessary to make these statements contained herein and therein not misleading in light of the circumstances in which they were made.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Sellers as follows:

3.1 Organization, Authority and Capacity. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada. Buyer has the full power and authority necessary to (i) execute, deliver and perform its obligations under the Acquisition Documents to be executed and delivered by it, and (ii) carry on its business as it has been and is now being conducted and any other legal ad lawful business without exception. Buyer is duly qualified to do business and is in good standing in the State of Nevada and Florida and in each jurisdiction in which a failure to be so qualified or in good standing would have a Material Adverse Effect on its ability to perform its obligations under the Acquisition Documents.

3.2 Authorization and Validity. The execution, delivery and performance of the Acquisition Documents to be executed and delivered by Buyer have been duly authorized by all necessary action by Buyer. The Acquisition Documents to be executed and delivered by Buyer have been or will be, as the case may be, duly executed and delivered by Buyer and constitute or will constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors’ rights generally, or as may be modified by a court of equity.

3.3 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance by Buyer of the Acquisition Documents to be executed and delivered by it: (i) do not require the consent of or notice to any governmental or regulatory authority or any other third party; (ii) will not conflict with any provision of Buyer’s charter or bylaws; (iii) will not conflict with or result in a violation of any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Buyer is a party or by which Buyer or any of their respective properties is bound; and (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit to which Buyer is a party or by which any of Buyer’s properties are bound.

3.4 Statements True and Correct. No representation or warranty made herein by Buyer, nor in any statement, certificate or instrument executed and delivered to the Sellers by Buyer pursuant to any Acquisition Document contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make these statements contained therein not misleading in light of the circumstances in which they were made.

3.5 Investment. The Buyer (a) understands that the Membership Interests have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Membership Interests solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning the Membership Interests and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Membership Interests, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Membership Interests and (f) is an Accredited Investor as defined in Regulation D of the Securities Act of 1933.

ARTICLE 4

ADDITIONAL AGREEMENTS

4.1 Public Announcements. Each party hereto agrees (i) not to disclose any aspect of the discussions, negotiations, terms, status or conditions relating to the transactions contemplated herein to any third party other than their respective bankers, attorneys, auditors, officers, directors, authorized employees and authorized representatives and then only on a need to know basis and shall cause and require all such persons to whom such information is disclosed to abide by the provisions of this Section 4.4, and (ii) not to issue any press release or other general public announcement (including in any trade journal or other publication) of the transaction, in either case, without providing the other parties hereto the opportunity to review and comment on, and using reasonable efforts to agree upon, any such press release or public announcement. Nothing in this Section 4.4 shall prohibit any party from making disclosure which its counsel deems reasonably necessary or advisable in order to satisfy such party’s disclosure obligations required by law. Sellers acknowledge that Buyer may issue a press release promptly upon the execution of this Agreement in a form consented to in writing by Sellers, such consent not to be unreasonably withheld or delayed, and Sellers agree that Buyer shall file its 8-K, 10-Q, 10-K and like filing without prior notice to or consent of Sellers.

4.2  Tax Matters.

(a) Transfer Taxes. Any transfer taxes incurred by Sellers in connection with the sale of the membership interests of RedEarth to the Company pursuant to this Agreement shall be borne by Sellers. Sellers shall prepare and file, at their own expense, all necessary tax returns and other documentation with respect to all such transfer taxes.

(b) Tax Returns.

(i)

Sellers shall prepare (or cause to be prepared) and RedEarth shall timely file for all taxable periods ending on or before the Closing Date (a “Pre-Effective Period”) all Tax Returns required to be filed after the Effective Date by or on behalf of RedEarth (the “Pre-Effective Period Tax Returns”). The preparation of such Tax Returns and the positions taken thereon shall be consistent in all respects with RedEarth’s past tax accounting principles and practices.

(ii)

The Company shall prepare and timely file (or cause to be prepared and timely filed) for all taxable periods beginning before and ending after the close of the Effective Date (a “Straddle Period”), all Tax Returns required to be filed after the Effective Date by RedEarth. For purposes of this Agreement, the portion of the Straddle Period ending on and including the Effective Date shall be referred to as the “Pre-Effective Straddle Period” and the portion of the Straddle Period beginning after the Effective Date shall be referred to as the “Post-Effective Straddle Period”. Any such Taxes for a Straddle Period with respect to RedEarth shall be apportioned to the Pre-Effective Straddle Period based on the actual operations of RedEarth during the portion of such period ending on and including the Effective Date, determined as though RedEarth’s books closed at the close of the Effective Date. The cost and expenses of preparing any Tax Return for a Straddle Period shall be borne by the Company.

(iii)

All Tax Returns referred to in Sections 4.2(b)(i) shall be subject to review and approval by the Company, and all Tax Returns referred to in Section 4.2(b)(ii) which affect the liability of Sellers for Taxes pursuant to this Agreement or otherwise shall be subject to review and approval by Sellers, in each case prior to filing, and such approval shall not be unreasonably withheld or delayed by either such party. The party charged with responsibility to prepare a Tax Return subject to review (the “Preparing Party”) shall present such Tax Return to the other party (the “Reviewing Party”) no less than thirty (30) days prior to the due date (including extensions) for filing the Tax Return. The parties shall cooperate with one another by making available for review all related work papers and analyses utilized in preparing the Tax Return and all related books, records and personnel for this purpose without cost. Within fifteen (15) days after receipt of the Tax Return, the Reviewing Party shall communicate to the Preparing Party as to whether it concurs with the Tax Return or, if not, stating its exceptions thereto, together with the reasons and supporting information relating to such exceptions. If there are no such exceptions or such exceptions are resolved by the parties, then such resolution shall be the final determination. If such exceptions cannot be resolved by the parties within ten (10) business days after delivery of the list of exceptions, the dispute shall be submitted to an independent tax consultant who shall make a final determination in accordance with the terms of this Agreement within fifteen (15) days after submission to such independent tax consultant. The independent tax consultant shall be one of the “Big Four” public accounting firms or a law firm with a nationally recognized tax practice with no material relationship to the parties or their affiliates, and such independent tax consultant shall be chosen by agreement of the parties, or if they are unable to agree, chosen by lot from an equal number of nominees submitted by each party. The fees and expenses of the independent tax consultant shall be allocated by it in inverse proportion to the adjustment granted the Reviewing Party. For example, if such tax consultant grants a portion of the exceptions proposed by the Reviewing Party that results in an adjustment to the amount of Taxes owed that is 25% of the total adjustment to the amount of Taxes owed that would have occurred had all of the Reviewing Party’s proposed exceptions been granted, it shall assess the Reviewing Party with 75% of its fees and expenses. The independent tax consultant’s decision shall be final and binding upon, and non-appealable by, the parties.

(c) Tax Payments. Sellers shall pay all Taxes with respect to all Tax Returns described in Section 4.2(b)(i) attributable to Pre-Effective Periods or apportioned to Pre-Effective Straddle Periods pursuant to Section 4.2(b)(ii), to the extent not accrued for on the Financial Statements, ten (10) days prior to the respective due dates (excluding extensions or waivers thereof) for such Taxes or, if later, when the respective Tax Returns reporting such Taxes are filed, other than any Taxes payable (the “Excluded Taxes”) as the result of any (i) events occurring on the Effective Date, outside of the ordinary course of business, except for events occurring as a condition of closing this transaction, (ii) any increase in Taxes resulting from RedEarth amending any Pre-Effective Tax Returns without the prior written permission of Sellers, and (iii) Taxes which were previously paid through estimated Tax payments. Buyer shall pay all taxes with respect to Tax Returns described in Section 4.4(b) attributable to Post-Effective Periods or not apportioned to Pre-Effective Straddle Periods pursuant to Section 4.2(b)(ii).

(d) Tax Characterization. Any payments made pursuant to (i) this Section 4.2, (ii) the indemnity provisions of Article 7, or (iii) the purchase price adjustment provisions of this Agreement, shall be treated by each of the parties hereto as an adjustment to the Purchase Price paid by the Company for the Membership Interests for all Tax and financial accounting purposes. The parties hereto agree to account for the transactions contemplated herein in a manner consistent with all the provisions of this Agreement when filing their respective Tax Returns and the Tax Returns of RedEarth.

(e) Post-Closing Audits and Other Proceedings.

(i)

Sellers, on the one hand, and Company on the other hand, each agree, at its own expense (except to the extent such expense, incurred to third parties, is subject to indemnification pursuant to Article 7), to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance (including access to books and records) relating to RedEarth as is reasonably necessary or is reasonably requested for the preparation of any return for Taxes, any claim for refund or any audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.

(ii)

Sellers on the one hand, and the Company, on the other hand, each agree to give prompt notice to each other of any written inquiry by a Tax authority, scheduling of an examination or proposed adjustment with respect to Taxes for any period prior to the Closing Date or after the Closing Date. In addition to the foregoing, Buyer and Sellers shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings involving RedEarth for such periods and each may participate at its own expense; provided, however, that Sellers shall have the right to control the conduct of any such audits or proceedings to the extent such audits or proceedings relate to a proposed adjustment that could adversely affect the liability of Sellers for Taxes pursuant to this Agreement or otherwise. The Company also may, at its own expense, be present in any such audit or proceeding and, if Sellers do not assume the defense of any such audit or proceeding, the Company may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving thirty (30) days’ prior written notice to Sellers setting forth the terms and conditions of settlement, provided that Sellers have not objected in writing within fifteen (15) days of receipt of such notice and assumed control of the audit. In the event that a potential adjustment is present in an audit or proceeding (otherwise controlled by Sellers) for which the Company would be liable and not entitled to indemnification hereunder, the Company shall have the right, at its expense, to control the audit or proceeding with respect to such proposed adjustment. With respect to a proposed adjustment which could adversely affect the liability of Sellers for Taxes pursuant to this Agreement or otherwise, on the one hand, and the liability of the Company for Taxes pursuant to this Agreement or otherwise, on the other hand, (i) Sellers and the Company each may participate in the audit or proceeding, and (ii) any issues with respect to the proposed adjustment or otherwise pertaining to the audit or proceeding shall be decided jointly by Sellers and the Company. Notwithstanding the foregoing provisions of this Section, the parties to this Agreement shall endeavor to agree on a joint representative or representatives in any proceeding in which each is entitled to and desires to be represented.

4.3 Title Search; Discharge of Liens. Sellers have (i) used commercially reasonable efforts to ascertain all Liens, if any, to which RedEarth’s owned Rights and Assets is subject, (ii) notified Buyer in writing of the nature and extent thereof, and (iii) discharged all such Liens.

4.5 Transfer Taxes. Sellers shall pay (a) all transfer and documentary taxes and fees imposed, if any, with respect to instruments of conveyance in the transaction contemplated hereby and (b) all sales, excise and other transfer or similar taxes on the transfer of the shares contemplated hereunder, if any. Buyer and Sellers shall cooperate with one another in promptly making any filings in connection with any such taxes. Buyer or Seller, as the case may be, shall execute and deliver to each other, at Closing any certificates or other documents as the other may reasonably request to perfect any exemption from any such transfer, documentary sales, or excise tax.

ARTICLE 5

CONDITIONS TO OBLIGATIONS OF BUYER

The obligation of Buyer to consummate the Acquisition is subject to the satisfaction or waiver, at or prior to Closing, of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement, or any document or instrument delivered to Buyer hereunder, shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except with respect to any of such representations and warranties referring to a state of facts existing on a specified date prior to the Closing Date, it shall be sufficient if at the Closing Date such representation and warranty continues to describe accurately the state of facts existing on the date so specified.

5.2 Performance; Covenants. All of the terms, covenants and conditions of the Acquisition Documents to be complied with or performed by RedEarth at or prior to Closing shall have been complied with and performed in all material including, but not limited to, the delivery of the following documents:

(a) A certificate of status or existence regarding RedEarth certified by the Secretary of State of its respective state of incorporation or organization dated within ten (10) business days of the Closing;

(b) A certificate dated as of the Closing Date signed by the Sellers and the duly authorized officers or managers of RedEarth certifying the satisfaction of the conditions in Section 5.1, 5.2 and 5.3 hereof;

(c) Written consents of all third parties necessary for the consummation by Sellers and RedEarth of the transactions contemplated by the Acquisition Documents as set forth in Schedule 5.2(c);

(d) A copy of resolutions duly adopted by the managers and members of RedEarth authorizing and approving its respective performance of the transactions contemplated hereby and the execution and delivery by RedEarth of the documents to be executed and delivered byRedEarth, certified as true and in full force and effect as of Closing by the Secretary, an Assistant Secretary or the manager of RedEarth;

(e) A certified copy of the Articles of Organization, and all amendments thereto, of RedEarth from its respective state of organization, dated the most recent practical date prior to Closing;

(f) A copy of the operating agreement, and all amendments thereto, if in existence, of RedEarth, certified as true and in full force and effect as of Closing by the Secretary, Assistant Secretary or manager of RedEarth;

(g) Incumbency certificates certifying the identity of the officers and managers of RedEarth;

(h) Evidence of payment of all related party debts owing to or by RedEarth and releases therefor;

(i) All books and records pertaining to the business of RedEarth, including all corporate and other records, books of accounts, contracts, agreements and such other documents or certificates as shall be reasonably requested by Buyer including minute books and equity interest records in RedEarth’s possession;

(j) A non-foreign affidavit executed by each Seller as described in Code section 1445(b)(2) and the regulations thereunder;

(k) All other Acquisition Documents to be executed and delivered by the Sellers and RedEarth; and

5.3 Necessary Consents and Approvals. Unless otherwise waived by Buyer, the Buyer shall have obtained all licenses, consents and permits, provided all notices, and all waiting periods required by Law shall have expired, necessary in order for Buyer to consummate the Acquisition.

5.4 No Injunction, Etc. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency, or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the Acquisition, or which is related to RedEarth, if such action, proceeding, investigation or legislation, in the reasonable judgment of Buyer or its counsel, would make it inadvisable to consummate such transactions.

5.5 Agreements with Key Persons. Employment agreements and/or non-competition agreements (in a form acceptable to Buyer) shall be executed with certain key owners, managers or employees (the “Key Persons”) of RedEarth, which such Key Persons are set forth in Schedule 5.5.

5.6 Operating Agreement. Buyer shall have received a termination agreement waiving all rights under the Operating Agreement of RedEarth.

5.7 Membership Interest Power. Sellers shall deliver possession of the membership interest certificates evidencing the Membership Interests in RedEarth to Company at Closing, with all legends removed, together with executed membership interest powers conveying unencumbered title to said Membership Interests to Company.

5.8 Resignations and Release. All officers, directors and managers shall have tendered their resignation as a director, officer or manager of RedEarth. As part thereof, except for claims related to the terms and conditions of this Agreement including, without limitation, any claims made pursuant to Article 7 herein, all of the Sellers and Paris Balaouras (“Select Officers”) hereby agree to individually release RedEarth from all actions and demands, suits, claims, accounts, covenants, contracts, agreements, promises, torts, damages, judgments, executions, debts, dues, sums of money, reckonings, bonds, bills, specialties, controversies, variances, trespasses, liabilities and demands whatsoever, known and unknown, matured and unmatured, in law or in equity, or both against RedEarth which Sellers and Select Officers had, now have or hereinafter can, shall, or may have, against RedEarth from the beginning of the world to the Closing Date whether contingent known or unknown including, without limitation, any liability relating to their roles, where applicable, as officers, directors and managers of RedEarth.

In addition to the foregoing, except for claims related to the terms and conditions of this Agreement including, without limitation, any claims made pursuant to Article 7 herein, as of the Closing Date, RedEarth agrees to release each of the Sellers and the Select Officers from all actions and demands, suits, claims, accounts, covenants, contracts, agreements, promises, torts, damages, judgments, executions, debts, dues, sums of money, reckonings, bonds, bills, specialties, controversies, variances, trespasses, liabilities and demands whatsoever, known and unknown, matured and unmatured, in law or in equity, or both against Sellers and the Select Officers which RedEarth had, now has or hereinafter can, shall, or may have, against Sellers and the Select Officers from the beginning of the world to the Closing Date whether contingent known or unknown including, without limitation, any liability relating to their roles, where applicable, as officers, directors and managers of RedEarth. This Section 5.8 shall survive the termination or expiration of the Agreement. Any claims related to this Section 5.8 and the aforementioned parties shall only be entitled to seek a remedy for a claim solely against the actual Payment and MJ Shares (as defined herein).

5.9  Waiver. Any conditions set out in this Article 5 which are not satisfied at Closing shall be deemed waived by the Buyer if the Buyer elects to close this transaction without the condition being satisfied.

ARTICLE 6

CONDITIONS TO OBLIGATIONS OF SELLERS

The obligations of the Sellers to close the Acquisition are subject to the satisfaction or waiver, at or prior to Closing, of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except with respect to any of such representations and warranties referring to a state of facts existing at a specified date prior to the Closing Date, it shall be sufficient if at the Closing Date such representation and warranty continues to describe accurately the state of facts existing on the date so specified.

6.2 Performance; Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by Buyer at or prior to the Closing shall have been complied with and performed in all material respects, including, but not limited to delivery of the following documents:

(a) A certificate dated as of the Closing Date signed by a duly authorized officer of Buyer certifying the satisfaction of the conditions in Section 6.1 and 6.2;

(b) Resolutions adopted by the Board of Directors of Buyer approving the execution, delivery and performance of this Agreement and the consummation of the Acquisitions, certified by the Secretary or other authorized representative of Buyer;

(c) An incumbency certificate certifying the identity of the officers of Buyer;

(d) A certificate of existence regarding the Buyer certified by the Secretary of State of its incorporation dated within ten (10) business days prior to the Closing;

(e) A certified copy of the articles of incorporation and all amendments thereto of Buyer certified by the Secretary of State of the state of its incorporation and dated within ten (10) business days prior to Closing;

(f) A copy of the Bylaws, and all amendments thereto, of Buyer certified as true and in full force and effect as of Closing by the Secretary or Assistant Secretary of Buyer; and

(g) all other Acquisition Documents to be executed and delivered by Buyer at Closing.

6.3 No Injunction, Etc. There shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

6.4 Purchase Price. Buyer shall pay the Purchase Price as specified in Section 1.1 and direct its transfer agent to issue the MJ Shares to Sellers as set forth on Schedule 2.5 attached hereto.

6.5 Escrow Agreement. Each of Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement.

6.6 Waiver. Any conditions set out in this Article 6 which are not satisfied at closing shall be deemed waived by the parties if the parties elect to close this transaction without the condition being satisfied.

ARTICLE 7

INDEMNIFICATION

7.1 Survival of Representations and Warranties. All covenants, representations and warranties made by each of the parties hereto in the Acquisition Documents or pursuant thereto or in any certificate delivered pursuant thereto shall survive the Closing Date until twelve (12) months from the Closing Date, except as with respect to any Loss arising from or related to a breach of Section 2.17 (Taxes) , survival shall extend until the 30th day after expiration of the statute of limitations applicable to such Loss, and with respect to any Loss arising from or related to a breach of a Sellers’ Fundamental Representation or Buyer’s Fundamental Representation or any fraudulent or intentional misrepresentations, such representations and warranties shall survive forever.

7.2 Indemnification by Buyer.

(a) For the period commencing on the Closing Date and ending upon the expiration of the period specified in Section 7.1 of this Agreement, Buyer shall, subject to the limitations set forth in this Article 7, indemnify, defend and hold harmless Sellers, and their respective directors, officers, employees, shareholders, managers, members, attorneys, accountants and agents (collectively, “Seller Indemnified Parties”) against and in respect of all losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in investigating, preparing or defending any claims covered hereby) (collectively, “Losses”) sustained or incurred by any of the Seller Indemnified Parties that arise out of any breaches of Buyer’s representations, warranties, covenants or agreements set forth in this Agreement or any certificate delivered pursuant hereto.

(b) Any payments pursuant to this Section 7.2 shall be treated as an adjustment to the Purchase Price for all Tax purposes.

7.3 Indemnification by Sellers.  Except as set forth herein, for the period commencing on the Closing Date and ending upon the expiration of the periods specified in Section 7.1 of this Agreement, Sellers shall, subject to the limitations set forth in this Article 7, indemnify, defend and hold harmless Buyer and its directors, officers, employees, shareholders, attorneys, accountants and agents (collectively, “Buyer Indemnified Parties”) against and in respect of all Losses sustained or incurred by any of the Buyer Indemnified Parties that arise out of any breaches of Sellers’ or RedEarth’s representations, warranties, covenants or agreements (in the case of any covenants or agreements made by RedEarth, solely with respect to covenants or agreements to be performed on or prior to the Closing Date) set forth in the Acquisition Documents or any certificate delivered pursuant thereto.

7.4 Notice and Payment of Claims.

(a) Notice. A Seller Indemnified Party or Buyer Indemnified Party, as the case may be, claiming a right to indemnification hereunder (the “Indemnified Party”) shall notify the party from whom it is seeking indemnification (the “Indemnifying Party”) within a reasonable period of time after it becomes aware of facts tending to support a claim for indemnification under this Article 7, and shall provide the Indemnifying Party as soon as practicable thereafter all information and documentation necessary to support and verify any Loss associated with such claim. The failure by an Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that it has been prejudiced by the Indemnified Party’s failure to give such notice in a timely manner or failure to provide such information or documentation, as the case may be.

(b) Payment. In the event a claim for indemnification under this Article 7 shall have been finally determined, the amount of the related Loss shall be paid by the Indemnifying Party to the Indemnified Party, in immediately available funds in the currency in which such Losses were denominated, within three business days after such final determination to a bank account specified in writing by the Indemnified Party to the Indemnifying Party no later than five business days prior to the date such payment is due. Any claim, and the liability for and amount of Loss therefor, shall be deemed to be “finally determined” for purposes of this Section 7.4(b) when the parties to such action have so determined by mutual agreement or, if disputed, when a final written determination concerning the amount of the related Losses and the Indemnifying Party’s liability therefore has been rendered.

 (c) Third Party Claims. In the event that an Indemnifying Party may be required to indemnify an Indemnified Party against any claim or legal action made or brought by a third party, indemnification shall be provided in accordance with the following procedures:

(i) upon receipt by an Indemnified Party of notice of the commencement of any action by a third party (a “Third Party Claim”) against it, such Indemnified Party shall, if a claim is to be made against an Indemnifying Party under this Article 7, give notice to the Indemnifying Party of the commencement of such Third Party Claim as soon as practicable, and in no event later than ten days after the Indemnified Party shall have been served with process, but the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that its defense of such Third Party Claim has been prejudiced by the Indemnified Party’s failure to give such notice in a timely manner;

(ii) the Indemnifying Party will be entitled, to the extent permitted by applicable law, to participate in the defense of such Third Party Claim and, to the extent that the Indemnifying Party wishes, to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. Following notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnifying Party shall not, as long as the Indemnifying Party conducts such defense, be liable to the Indemnified Party under this Article 7 for any fees of other counsel or any other expenses with respect to the defense of such Third Party Claim, in each case subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim, unless (X) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (Y) the Indemnifying Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party;

(iii) if the Indemnifying Party assumes the defense of a Third Party Claim, (A) it will be conclusively established for purposes of this Agreement that the claims made in the Third Party Claim are within the scope of and subject to indemnification under this Article 7 and (B) no compromise or settlement of such Third Party Claim may be effected by the Indemnifying Party without the Indemnified Party’s consent unless (I) there is no finding or admission of any violation of laws, statutes, regulations or any violation of the rights of any Person, and (II) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party;

(iv) in the event that the Indemnifying Party timely defends, contests or otherwise protects the Indemnified Party against a Third Party Claim, the Indemnified Party shall nevertheless have the right to, but shall not be obligated to, participate at its own expense in the defense of the Third Party Claim with counsel of its own choosing; and

(v) in the event the Indemnifying Party fails to defend, contest or otherwise protect against any Third Party Claim in a timely matter, the Indemnified Party may, but shall not be obligated to, defend, contest or otherwise protect against the same, and make any compromise or settlement thereof and shall be entitled to recover the entire cost thereof from the Indemnifying Party, including reasonable attorneys’ fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof; provided, however, that if the Indemnifying Party subsequently undertakes the defense of such matter, the Indemnified Party shall not be entitled to recover from the Indemnifying Party its costs thereafter incurred in the defense thereof other than the reasonable cost of investigation undertaken by the Indemnified Party and reasonable cost of providing assistance.

ARTICLE 8

CERTAIN DEFINITIONS

8.1 (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Acquisition Documents” shall mean this Agreement and the other documents and instruments to be delivered pursuant to this Agreement.

“Affiliate” of any party shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such party; (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any ten percent (10%) or greater equity or voting interest of such party; or (iii) any other Person for which a Person described in clause (ii) above acts in any such capacity. For purposes of the foregoing, “control” shall have the meaning provided by Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereto.

“Agreement” shall mean this Membership Interest Purchase Agreement, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.

“Buyer’s Fundamental Representations” means the representations and warranties set forth in Section 2.4 (Governing Documents) and 3.1 (Organization, Authority and Capacity) and Section 3.2 (Authorization and Validity).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Environmental Laws” means all applicable Laws relating to the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, relating to (i) Releases of Hazardous Materials, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or (iii) management of asbestos in buildings.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each entity that is or was (during the applicable period) treated as a single employer with RedEarth for purposes of Code Section 414.

“Escrow Agent” means Royal Union Nevada Business Trust, 3275 South Jones Boulevard Suite 104 Las Vegas, NV 89146.

“Escrow Agreement” means that certain Escrow Agreement among the Company, certain investors in the Company’s Offering Memorandum dated September 16, 2017 and Escrow Agent.

“Exhibits” shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached thereto.

“Hazardous Materials” means (i) any petroleum or any by-products or fractions thereof, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, any form of natural gas, explosives, polychlorinated biphenyls (“PCBs”), radioactive materials, ionizing radiation, electromagnetic field radiation or microwave transmissions; (ii) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “contaminants” or words of similar import under any Environmental Laws; and (iii) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or which may be the subject of liability under any Environmental Laws.

“Indebtedness” means indebtedness of any kind or nature whatsoever of RedEarth, including, without limitation, capital leases.

“Law” shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a person or its assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, Tax, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Material Adverse Effect” (or Change) shall mean any change in or effect on the business of RedEarth that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of RedEarth, as the case may be, taken as a whole.

 “Person” shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Regulatory Authorities” shall mean, collectively, all federal and state regulatory agencies having jurisdiction over the Parties and their respective affiliates.

“Release” means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

“Sellers’ Fundamental Representations” means the representations and warranties set forth in Section 2.1 (Organization, Authority and Capacity; Subsidiaries), Section 2.2 (Authorization and Validity), Section 2.5 (Capitalization; Ownership of Membership Interests), Section 2.24 (No Commissions) and Section 2.26 (No Distributions).

“Taxes” means any federal or other tax, charge, imposition or other levy (including interest or penalties thereon) including without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, taxes on earnings and profits, employment and payroll related taxes, property taxes, real property transfer taxes, Federal Insurance Contributions Act taxes, any taxes or fees related to unclaimed property, taxes on value added and import duties, whether or not measured in whole or in part by net income, imposed by the United States or any political subdivision thereof or by any jurisdiction other than the United States or any political subdivision thereof.

“Tax Return” shall mean any and all returns, reports, filings, declarations and statements relating to Taxes that are required to be filed, recorded, or deposited with any Regulatory Authority, including any attachment thereto or amendment thereof.

8.2 In addition to the terms defined in Section 8.1 above, other capitalized terms used in this Agreement and not defined in Section 8.1 shall have the meanings ascribed thereto in the sections of this Agreement in which such terms are defined.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1 Notices.

(a) Any notice sent in accordance with the provisions of this Section 9.1 shall be deemed to have been received (even if delivery is refused or unclaimed) on the date which is: (i) the date of proper posting, if sent by certified U.S. mail or by Express U.S. mail or private overnight courier; or (ii) the date on which sent, if sent by facsimile transmission, with confirmation and with the original to be sent by certified U.S. mail, addressed as follows:

If to Seller or any Member: Paris Balaouras 5040 Cecile Ave. Las Vegas, NV 89115

If to Buyer:
MJ Holdings, Inc.
5040 Cecile Ave. Las Vegas, NV 89115

(b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 10.1.

9.2 Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including but not being limited to, the fees of attorneys and accountants retained by that party incident to the negotiation, preparation and execution of this Agreement.

9.3 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

9.4 Waiver. Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

9.5 Assignment. This Agreement shall not be assignable by any of the parties hereto without the written consent of all other parties, provided that Buyer may assign its rights and obligations under this Agreement without the consent of Sellers to any direct or indirect subsidiary or affiliate of Buyer or to any party that acquires substantially all of the assets or stock of Buyer or any successor entity resulting from a merger or consolidation of or with Buyer or the sole shareholder of Buyer. No such assignment shall relieve Buyer of its obligations hereunder.

9.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. This Agreement shall survive the Closing and not be merged therein.

9.7 Headings. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

9.8 Entire Agreement. All Schedules and Exhibits attached to this Agreement are by reference made a part hereof. This Agreement and the Exhibits, Schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

9.9 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, without regard to any applicable conflicts of Laws. The provisions of this Agreement are severable and the invalidity of one or more of the provisions herein shall not have any effect upon the validity or enforceability of any other provision.

9.10 Counterparts; Deliveries by Facsimile or Electronic Mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any other Acquisition Document, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or digital imaging or electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of Buyer, on the one hand, or the Member Representative, on the other, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine or digital imaging and electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of a facsimile machine or digital imaging and electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.

9.11 Brokers. Sellers shall indemnify, hold harmless and defend Buyer and its affiliates, and Buyer shall indemnify, hold harmless and defend Sellers from and against the payment of any and all broker’s and finder’s expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or which may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation, execution and consummation of the transactions contemplated hereby.

9.12 No Intention to Benefit Third Parties. Nothing in this Agreement is intended to and shall not benefit any Person other than the parties hereto create any third party beneficiary right in any such other Person.

ARTICLE 10

SELLERS’ REPRESENTATIVE

10.1 Sellers Representative. By the execution and delivery of this Agreement, each member (“Member”) hereby irrevocably constitutes and appoints Paris Balaouras, as the true and lawful agent and attorney-in-fact (the “Member Representative”) of such Member with full powers of substitution to act in the name, place and stead of such Member with respect to the performance on behalf of such Member under terms and provisions of this

Agreement,, the Escrow Agreement and the related documents (the “Member Documents”), as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents, as the Member Representative shall deem necessary or appropriate in connection with any of the transactions contemplated under this Member Documents, including, without limitation, the power to:

(a) act for the Members with respect to all matters referred to in the Member Documents, including all adjustments to the Purchase Price and all indemnification matters set forth herein and the right to compromise or settle any such claims on behalf of the Members;

(b) amend or waive any provision of the Member Documents (including any condition to Closing) in any manner which does not differentiate among the Members;

(c) employ and obtain the advice of legal counsel, accountants and other professional advisors as the Member Representative, in his sole discretion, deems necessary or advisable in the performance of his duties as the Member Representative and rely on their advice and counsel;

(d) incur any expenses, liquidate and withhold assets received on behalf of the Members prior to their distribution to the Members to the extent of any amount which the Member Representative deems necessary for payment of or as a reserve against expenses, and pay such expenses or deposit the same in an interest-bearing bank account established for such purpose;

(e) receive all notices, communications and deliveries hereunder on behalf of the Members under the Member Documents; and

(f) do or refrain from doing any further act or deed on behalf of the Members which the Member Representative deems necessary or appropriate, in his or her sole discretion, relating to the subject matter of the Member Documents as fully and completely as any of the Members could do if personally present and acting and as though any reference to the Members in the Member Documents were a reference to the Member Representative.

The appointment of the Member Representative shall be deemed coupled with an interest and shall be irrevocable, and any other person may conclusively and absolutely rely, without inquiry, upon any actions of the Member Representative as the acts of the Members in all matters referred to in the Member Documents. Each Member hereby ratifies and confirms all that the Member Representative shall do or cause to be done by virtue of such Member Representative’s appointment as Member Representative of such Member. The Member Representative shall act for the Members on all of the matters set forth in the Members Documents in the manner the Member Representative believes to be in the best interest of the Members, but the Member Representative shall not be responsible to any Member for any loss or damage any Members may suffer by reason of the performance by the Member Representative of such Member Representative’s duties under the Member Documents. Member Representative’s obligations hereunder are subject to each of the Written Consent of the Meeting of the Members of RedEarth, dated as of the Effective Date and which indemnification terms are incorporated herein by reference. Each of the Members hereby expressly acknowledges and agrees that the Member Representative is authorized to act on behalf of such Members notwithstanding any dispute or disagreement among the Members, and that any person shall be entitled to rely on any and all action taken by the Member Representative under the Member Documents without liability to, or obligation to inquire of, any of the Members. If the Member Representative resigns or ceases to function in such capacity for any reason whatsoever, then the successor Member Representative shall be the person which the Members appoint; provided, however, that if for any reason no successor has been appointed within thirty (30) days, then any Member shall have the right to petition a court of competent jurisdiction for appointment of a successor Member Representative. The Members do hereby agree to jointly and severally indemnify and hold the Member Representative harmless from and against any and all liability, loss, cost, action, cause of action, damage, suits, debts, dues, sums of money, account reckonings, bills, covenants, contracts and agreements whatsoever in law or equity, or expense (including, without limitation, attorneys’ fees and costs) incurred or suffered as a result of the performance of such Member Representative’s duties under the Member Documents.

ARTICLE 11

ESCROW

11.1 Escrow. Buyer has engaged the Escrow Agent, to receive and hold subscriptions from the Offering. Escrow Agent, in accordance with the terms and conditions of the Escrow Agreement, has been directed to distribute the escrowed funds pursuant to the Escrow Agreement, disbursement of said funds is a pre-condition of closing pursuant to the terms of this Agreement.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

MJ HOLDINGS, INC
a Nevada Corporation

By:
Adam Laufer
CEO

RED EARTH LLC
a Nevada limited liability company

By:
Paris Balaouras
Managing Member

SELLERS

Paris Balaouras

Luiz Macambria, for Red Dot Development LLC

IN WITNESS WHEREOF, each of the following parties has signed this Agreement only with regard to Section 5.9 and not with regard to any other section of this Agreement.

Paris Balaouras

EXHIBIT A

LEASE AGREEMENT

Article One

BASIC TERMS

This Article One contains the Basic Terms of this Lease between Landlord and Tenant named below.  Other Articles, Sections and Paragraphs of this Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01

Date of Lease: June ___, 2017.

Section 1.02

Landlord: GDC Realty, L.L.C., a Nevada limited liability company.

Address of Landlord:

GDC Realty, L.L.C.

932 Vegas Valley Drive

Las Vegas, NV 89109

Attention: James C. Dillingham

Section 1.03

Tenant: HDGLV L.L.C., a Nevada limited liability company.

Address of Tenant:

HDGLV L.L.C

9340 W. Martin Avenue

Las Vegas, NV 89121

Section 1.04

Premises:  The “Premises” shall be all of that certain commercial real property, inclusive of the current building containing approximately 17,298 square feet (the “Building”), and all other improvements and fixtures located thereon, and rights appurtenant thereto, located at 2310 Western Avenue, Las Vegas, Nevada (APN#162-04-404-002), and identified on Exhibit “A” attached hereto, and shall include the right to utilize all parking improvements and other portions of the property.  The square footage figure for the Premises, as recited in this Section 1.04, is approximate.  No adjustment will be made to the Base Rent or any other amounts payable by Tenant under this Lease (or to any other provisions of this Lease) if the actual square footage, however measured, is more or less than the square footage recited.

Section 1.05

Term.

(a)

Lease Term:

Ten (10) years, plus any applicable extension(s) thereof.

(b)

Lease Commencement Date:

The Lease Term shall commence on the date (the “Commencement Date”) that is thirty (30) days following the date Tenant is given full access to and possession of the Property.

(c)

Lease Expiration Date:

June 30, 2027.

Section 1.06

Permitted Uses: (See Article Five) only for operation of a legally permitted cultivation of cannabis and related storage, warehousing, and distribution, and related office administration; all as permitted by, and in strict accordance with, the laws of the State of Nevada or any other mutually agreed legal use.

Section 1.07

Initial Security Deposit: (See Section 3.02) an amount equal to the sum of the first and last month’s Base Rent or $38,632.93.

Section 1.08

Brokers:  N/A

Section 1.09

Rent and Other Charges Payable by Tenant:

(a)

BASE RENT:

Lease Period	Monthly Payment	Annual Rent
Lease Months 1 through 12	$0.00*	$0.00
Lease Months 13 through 60	$19,220.00	$230,640.00
Lease Months 61 through 72	$19,239.22	$230,870.64
Lease Months 73 through 84	$19,258.46	$231,101.52
Lease Months 85 through 96	$19,296.98	$231,563.76
Lease Months 97 through 108	$19, 354.87	$232,258.44
Lease Months 109 through 120	$19,412.93	$232,955.16

** Base Rent for months 1-12 shall be abated hereunder.

(b)

ADDITIONAL RENT:  (i) all Real Property Taxes (see Section 4.02 below); (ii) all Utilities (see Section 4.03 below); (iii) all Insurance Premiums (see Section 4.04 below); and (iv) one hundred percent (100%) of all Common Area Costs (see Section 4.05(e) below) (collectively, the “Operating Costs”).  Tenant shall be obligated to pay the Operating Costs referenced in this Section 1.09(b) as Additional Rent during the entire Lease Term, including any extensions thereto, without any abatement whatsoever.

(c)

PERCENTAGE/GROSS REVENUE RENT:  None.

Article Two

LEASE TERM

Section 2.01

Lease of Premises for Lease Term.  Landlord hereby leases to Tenant and Tenant leases from Landlord the Premises, as described in Section 1.04 above.  The term of this Lease (the “Lease Term”) shall be as set forth in Section 1.05(a) above, shall commence on the date (the “Lease Commencement Date”) set forth in Section 1.05(b) above, and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 1.05(c) above, unless sooner terminated or extended as expressly provided in this Lease.  The terms and provisions of this Lease shall be effective as of the date of this Lease.

Section 2.02

Delay in Commencement.  If delivery of possession of the Premises to Tenant is delayed, and if Landlord and Tenant mutually agree, each shall, upon such delivery, execute an amendment to this Lease setting forth the actual Lease Commencement Date and Lease Expiration Date, substantially in the form attached as Exhibit “C” to this Lease, which Tenant shall execute and return to Landlord within five (5) days after receipt from Landlord.  The failure of Tenant to take possession of or to occupy the Premises upon delivery by Landlord shall not serve to relieve Tenant of any obligations arising on the Lease Commencement Date, and shall not delay the payment of Rent then due by Tenant.

Section 2.03

Early Access.  Tenant shall have the right of early access to the Premises, subject to (a) full execution of this Lease, (b) Tenant’s receipt of all necessary governmental permits, approvals, licenses, or consents or authorizations (with copies of same to be delivered to Landlord), and (c) all of the terms and conditions of this Lease (including, but not limited to, the insurance provisions of Section 4.04 below), with the exception of the payment of Base Rent and Additional Rent; provided, however, that during such period of early access, Tenant shall be responsible for payment of the cost of all utilities attributable to Tenant's use of the Premises.  Such early access shall be for the sole purpose of preparing the Premises for Tenant’s use, including the installation of equipment and storage of Tenant’s products.  During such period, Tenant shall assume all risk of loss to Tenant’s equipment, products, and other personal property.   Notwithstanding the above, if Tenant occupies the Premises and commences business operations thereon prior to the Lease Commencement Date, Tenant’s use and occupancy of the Premises shall be subject to all of the provisions of this Lease, including those governing the payment of Additional Rent.  Tenant’s early access to or occupancy of the Premises shall not advance the Lease Expiration Date.

Section 2.04

Holding Over. Tenant agrees that if the Premises is not surrendered to Landlord on or before the expiration or earlier termination of the Lease Term, without the express or implied consent of Landlord, such tenancy shall be a tenancy at sufferance only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred twenty-five percent 125% the Base Rent applicable immediately before the expiration or earlier termination of the Lease Term.  Such tenancy at sufferance shall be subject to every other term, covenant and agreement contained herein.  Nothing in this Lease, including this Section 2.04, shall be construed as consent by Landlord to Tenant retaining possession of the Premises after the expiration or earlier termination of the Lease Term and no acceptance by Landlord of payments from Tenant after the expiration or earlier termination of the Lease Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 2.04, which provisions shall survive the expiration or earlier termination of the Lease Term.  If Tenant fails to surrender the Premises upon the expiration or earlier termination of the Lease Term, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, partners, and shareholders, as applicable) from all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

Section 2.05

Option to Extend Lease Term.

(a)

Grant of Option.  Landlord hereby grants to Tenant two (2) options (each an “Option”) to extend the Lease Term for an additional term of five (5) years each (an “Extension”), on the same terms and conditions as set forth in this Lease with a three percent (3%) annual increase in the Base Rent.  The Option shall be exercised only by written notice delivered to Landlord not more than three hundred sixty (360) days and not less than ninety (90) days before the expiration of the then current Lease Term.  If Tenant fails to deliver Landlord written notice of the exercise of the Option within the prescribed time period, the Option shall lapse, and there shall be no further right to extend the Lease Term.  The Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, Tenant shall not be in default under any of the provisions of this Lease.  Following Tenant’s timely and valid exercise of an Option, Landlord shall prepare and Tenant shall execute and deliver to Landlord an amendment to this Lease confirming the term of the Extension and the amount of Base Rent payable by Tenant during the Extension.

(b)

Intentionally Omitted.

(c)

Intentionally Omitted.

(d)

Time of Essence.  Time is of the essence with respect to Tenant’s exercise of an Option granted in this Section 2.05.

(e)

Intentionally Omitted.

Article Three

BASE RENT

Section 3.01

Time and Manner of Payment.  Base Rent for Lease Month 1 through Lease Month 12 of the initial Lease Term shall be abated hereunder.  On the first day of Lease Month 13 of the initial Lease Term, Tenant shall pay Landlord monthly Base Rent in the amount stated in Section 1.09(a) above for Lease Month 13.  On the first day of the next Lease Month for which Base Rent is payable and each Lease Month thereafter, Tenant shall pay Landlord monthly Base Rent in the amount stated in Section 1.09(a) above, in advance.  The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing.  The term “Lease Month” shall mean each consecutive calendar month during the Lease Term, including any extensions thereto, with the first Lease Month commencing on the Lease Commencement Date if the Lease Commencement Date is the first day of a calendar month; otherwise the first Lease Month shall commence on the Lease Commencement Date and shall end on the last day of that month.  If the Lease Commencement Date is a day other than the first day of a calendar month, then Lease Month 1 shall commence on the Lease Commencement Date and shall end on the last day of that month.

Section 3.02

Security Deposit; Increases.

(a)

No later than September 1, 2017, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.07 above.  Landlord may apply all or part of the Security Deposit to any unpaid rent due from Tenant.  If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request.  No interest shall be paid on the Security Deposit.  Landlord shall be required to keep the Security Deposit separate from its other accounts.  Landlord shall refund the portion of the Security Deposit to which Tenant is entitled (if any) within sixty (60) days following the date that Tenant surrenders possession of the Premises to Landlord in accordance with the terms and conditions of this Lease.

Section 3.03

Application of Payments.  Unless otherwise designated by Landlord in its sole discretion, all payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord.

Section 3.04

Termination; Advance Payments.  Upon termination of this Lease under Article Seven (Damage or Destruction) of this Lease, or under Article Eight (Condemnation) of this Lease, or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Premises in the manner required by this Lease, Landlord shall promptly refund or credit to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for Real Property Taxes (defined below) and insurance which apply to any time periods after termination of this Lease.

Article Four

OTHER CHARGES PAYABLE BY TENANT

Section 4.01

Additional Rent.  All charges payable by Tenant under this Lease other than Base Rent are called “Additional Rent.”  All costs, expenses, and obligations of any kind relating to the Premises shall be paid by Tenant and Landlord shall be indemnified by Tenant against all such costs, expenses, and obligations.  Unless this Lease provides otherwise, Tenant shall pay all Additional Rent on the first day of each Lease Month during the Lease Term.  For the avoidance of any doubt, Tenant shall pay Additional Rent during the entire Lease Term, including any extensions thereto, without any abatement whatsoever.  The term “rent” or “Rent” shall mean Base Rent and Additional Rent.  Without limitation on other obligations of Tenant that shall survive the expiration or earlier termination of the Lease Term, the obligation of Tenant to pay any accrued but unpaid Rent shall survive the expiration or earlier termination of the Lease Term.  The failure of Landlord to timely furnish Tenant the amount of the Rent shall not preclude Landlord from enforcing its rights to collect such Rent.

Section 4.02

Property Taxes.

(a)

Real Property Taxes.  Tenant shall pay all Real Property Taxes on the Premises (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Premises by or for the benefit of Tenant) during the Lease Term.  Landlord will bill Tenant monthly in advance for one-twelfth (1/12) of the estimated amount of such Real Property Taxes for the current tax year and Tenant shall pay Landlord the amount of such Real Property Taxes, as Additional Rent.  Landlord will pay such Real Property Taxes on or before their due date.  Any penalty caused by Tenant’s failure to timely make such payments shall also be Additional Rent owed by Tenant immediately upon demand.

(b)

Definition of “Real Property Taxes.”  “Real Property Taxes” means:  (i) all real property taxes and assessments of any kind or nature, including without limitation, any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty, or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord’s right to receive, or the receipt of, Rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, water reclamation, road maintenance, refuse, or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of Real Property Tax.  “Real Property Tax” does not, however, include Landlord’s federal or state income, franchise, inheritance, or estate taxes.

(c)

Intentionally Omitted.

(d)

Personal Property Taxes.

(i)

Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant.  Tenant shall diligently pursue the separate assessment of such personal property, so that it is taxed separately from the Premises.

(ii)

If any of Tenant’s personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

(e)

Use and Occupancy Taxes.  Tenant shall also pay before any penalties or fines are assessed to the appropriate governmental authority any use and occupancy tax in connection with the Premises.  In the event Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent within ten (10) days of demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority in a timely fashion.

Section 4.03

Utilities.  Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, fiber optic, cable or other communications or data delivery services, water, refuse disposal and other utilities and services supplied to and/or consumed at the Premises.  Tenant acknowledges and agrees that (1) this Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of utility services or any other services, and (2) Landlord has no obligation of any kind concerning the provision of any such services.  Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in this Section 4.03, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, terrorist acts, acts of war, moratorium or other governmental action, or any other cause beyond Landlord’s reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant’s obligation to pay rent as required under this Lease or constitute or be construed as a constructive or other eviction of Tenant.  Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline without affecting Tenant’s obligations under this Lease. Tenant recognizes that security services, if any, provided by Landlord shall be at Landlord’s sole expense at the Building and are for the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Premises and Tenant shall not be responsible for the cost of any such services.

Section 4.04

Insurance Policies.

(a)

Liability Insurance.  During the Lease Term, Tenant, at Tenant’s sole cost and expense, shall maintain a policy of commercial general liability insurance (or its equivalent) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises.  Tenant shall name Landlord (and any affiliate, lender or property manager of Landlord designated by Landlord) as an additional insured under such policy, and Tenant shall provide Landlord with an appropriate “additional insured” endorsement to Tenant’s liability insurance policy not less than ten (10) business days before the early access to or occupancy of the Premises by Tenant or any other member of the Tenant Group (defined below).  The initial amount of such insurance shall be not less than Two Million Dollars ($2,000,000.00) per occurrence. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Tenant may satisfy its obligations under this Section through the use of a combination of primary and excess or umbrella coverage.  Landlord may also obtain commercial general liability insurance at its sole cost and expense in an amount and with coverage determined by Landlord, insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Premises.  The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

(b)

Property and Rental Income Insurance.  During the Lease Term, Landlord shall maintain policies of insurance at Tenant’s sole cost and expense (as Additional Rent) covering loss of or damage to the Premises and the Building improvements owned by Landlord in the full amount of their replacement cost, with such policies providing protection against loss or damage due to fire or other perils covered by the “Causes of Loss–Special Form” policy (or a similar policy containing equivalent coverage).  Landlord, at Tenant’s sole cost and expense (as Additional Rent), shall have the right to obtain flood insurance.  Landlord at its expense may acquire other forms of insurance.  Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Premises.  During the Lease Term, Landlord may also, at its sole cost and expense, maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus one year’s estimated recurring Additional Rent.  Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

(c)

Payment of Premiums.  Tenant shall pay its premiums for the insurance policies described in Sections 4.04(a)-(b) above, and Landlord shall pay all premiums for non-primary commercial general liability or other insurance which Landlord elects to obtain as provided in Section 4.04(a)-(b) above.  Subject to the provisions of Section 2.03 above, prior to the Lease Commencement Date, Tenant shall deliver to Landlord (a) either (i) a certificate of insurance (in form reasonably acceptable to Landlord) executed by an authorized officer or agent of the insurance company, certifying that the insurance that Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information Landlord reasonably requires, or (ii) copies of the required policies of insurance or other satisfactory evidence (on which Landlord can reasonably rely) that the insurance Tenant is required to maintain under this Section 4.04 is in full force and effect, and (b) any endorsements to Tenant’s insurance policies required by this Section 4.04.  At least thirty (30) days prior to the expiration of any insurance coverage Tenant is required to maintain under this Section 4.04, Tenant shall deliver to Landlord a certificate of insurance (in form acceptable to Landlord) or other satisfactory evidence (on which Landlord can reasonably rely) verifying the timely renewal of such coverage.

(d)

General Insurance Provisions.

(i)

Any insurance that Tenant is required to maintain under this Lease shall include a provision (by endorsement, if necessary) that requires the insurance carrier to give Landlord and Landlord’s lender (if requested) not less than thirty (30) days’ written notice prior to any cancellation (whether by Tenant or the insurer) or modification of such coverage, including the cancellation (whether by Tenant or the insurer) or modification of any required endorsements.

(ii)

If Tenant fails to deliver to Landlord or Landlord’s lender (if requested) any certificate of insurance or endorsement required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance for Landlord’s sole benefit (but is under no obligation to do so), in which case Tenant shall reimburse Landlord for the reasonable cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.   If Tenant fails to carry the required insurance, such failure shall automatically be deemed to be a covenant by Tenant to self-insure such required coverage.

(iii)

Tenant shall maintain all insurance required under this Lease with companies duly authorized to issue insurance policies in the State in which the Premises is located and holding a Financial Strength Rating of “A” or better, and a Financial Size Category of “XII” or larger, based on the most recent published ratings of the A.M. Best Company.  Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future.  If at any time during the Lease Term, Tenant is unable to obtain and maintain the insurance required under this Lease, Tenant shall nevertheless maintain insurance coverage which is (1) customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time, and (2) reasonably acceptable to Landlord.  Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests.  If Tenant believes that any such insurance coverage is inadequate, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

(iv)

Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery against the other, or against the members, managers, officers, employees, agents or representatives of the other (whether such right of recovery arises from a claim based on negligence or otherwise), for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage.  To the extent required under their respective policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of claims and confirm that their respective policies of insurance do not prohibit this waiver and include a corresponding waiver of subrogation by the insurer.

(v)

Tenant shall not do or permit to be done any act or thing upon the Premises which would (a) jeopardize or be in conflict with the property insurance policies covering the Premises or fixtures or property in the Premises; (b) increase the rate of property insurance applicable to the Premises to an amount higher than it otherwise would be for general office and warehouse use of the Premises; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted at the Premises.

(vi)

Tenant shall, at its sole cost and expense, keep in full force and effect during the Lease Term the following additional coverage:  (1) workers’ compensation insurance as required by state law; and (2) employer’s liability insurance.  Such property insurance policies of Tenant shall contain an agreed amount endorsement in lieu of a co-insurance clause, and shall be written as primary policies, not contributing with and not supplemental to the property insurance coverage that Landlord is required to carry pursuant to Section 4.04(b) above.  Tenant may satisfy its liability insurance obligations under this subsection through the use of a combination of primary and excess or umbrella coverage. Tenant shall be solely responsible for payment of the entirety of any self-insured retention or deductible amount under Tenant’s insurance policies.

(vii)

If Tenant carries any of the liability insurance required hereunder in the form of a policy covering more than one location, any certificate required hereunder shall make specific reference to the Premises.  In addition, any such policy shall contain a “per location” or “Designated Locations(s) General Aggregate” (or comparable) endorsement assuring that any aggregate limit under such policy shall apply separately to the Premises and that the insurer thereunder shall provide written notice to Landlord if the available portion of such aggregate is reduced to less than the minimum amounts required under Section 4.04(a) above by either payment of claims or the establishment of reserves for claims (in which case Tenant shall be obligated to take immediate steps to increase the amount of its insurance coverage in order to satisfy the minimum requirements set forth in Section 4.04(a) above).

(viii)

Tenant’s insurance obligations under this Section 4.04 are separate and independent obligations of Tenant, and are expressly not dependent or conditioned on any other obligations of Tenant under this Lease.

Section 4.05

Common Areas; Use, Maintenance and Costs.

(a)

Common Areas.  As used in this Lease, “Common Areas” shall mean all areas of the Premises outside of the Building, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas.

(b)

Use of Common Areas.  Tenant shall have the right to use the Common Areas for the purposes intended. Notwithstanding any language to the contrary in this Lease, Tenant’s right to use the Common Areas shall automatically terminate upon termination of this Lease or upon termination of Tenant’s right to possess the Premises.

(c)

Maintenance of Common Areas.  Tenant shall maintain the Common Areas in good order, condition and repair, consistent with, in Tenant’s sole discretion, an industrial/commercial real property development in the Las Vegas, Nevada market.  Tenant shall pay one hundred percent (100%) of all costs incurred for the operation and maintenance of the Common Areas (the “Common Area Costs”).  Common Area Costs include, but are not limited to, all costs and expenses for the following: utilities, water and sewage charges; maintenance of signs; maintenance of any ESFR fire system and pump (including testing, monitoring and servicing); maintenance of landscaped areas; association dues; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; the cost of improvements made subsequent to the initial development of the Premises to comply with the requirements of any law, ordinance, code, rule or regulation, including, without limitation, any “green building” laws; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items for the Premises; the cost of service contracts and maintenance expenses for heating and air conditioning systems, except to the extent undertaken by Tenant pursuant to Section 6.04(a) below; the costs of operating and maintaining any on-site or off-site storm water detention facilities benefiting the Premises; the cost of service contracts and maintenance expenses for the roof of the Premises; exterior painting, sealing and restriping and/or resurfacing and repaving of the parking lot, driveways, and other paved areas. Common Area Costs shall not include depreciation of real property which forms part of the Common Areas.

(d)

Landscaped and Paved Areas.  Consistent with Section 4.05(c) above, Tenant shall maintain, as a Common Area Cost, the landscaped and paved areas of the Premises.  Such maintenance shall include gardening, tree trimming, replacement or repair of landscaping, landscape irrigation systems and similar items.  Such maintenance shall also include sweeping and cleaning of asphalt, concrete or other surfaces on the driveway, parking areas, yard areas, loading areas or other paved or covered surfaces

(e)

Payment.  Tenant shall pay all Common Area Costs (prorated for any fractional month) as provided below in this Section 4.05(e).

Section 4.06

Late Charges.  Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs.  The exact amount of such costs is impractical or extremely difficult to ascertain.  Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Premises.  Therefore, if Landlord does not receive any rent payment within five (5) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount.  The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.  If Tenant shall be served with a demand for payment of past due rent or any other charge, any payments tendered thereafter to cure any default of Tenant shall be made only by cashier’s check, wire transfer, or other immediately available funds.

Section 4.07

Interest on Past Due Obligations.  In addition to any late charge imposed pursuant to Section 4.06 above, any amount owed by Tenant to Landlord which is not paid within five (5) days after it becomes due shall bear interest at the rate of eight percent (8%) per annum from the due date of such amount (“Interest”); provided, however, that no interest shall be payable on any late charges imposed on Tenant under this Lease.  The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.  If the interest rate specified in this Section 4.07, or any other charge or payment due under this Lease which may be deemed or construed as interest, is higher than the rate permitted by law, such interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.08

Payment of Additional Rent.  The Additional Rent provided to be paid hereunder in

Section 1.09(b) shall be paid in advance by Tenant on the first day of each month without further demand or any deduction, offset, or set-off whatsoever.  Such Additional Rent shall be held by Landlord for the payment of the Operating Costs, including all Real Property Taxes for which Tenant is liable under Section 4.02 of this Lease, charges for water and any utilities not paid directly by Tenant under Section 4.03 of this Lease, all insurance premiums for which Tenant is liable under Section 4.04 of this Lease, Tenant’s pro-rata share of common area costs under Section 4.05 of this Lease, all maintenance and repair costs for which Tenant is liable under Section 6.04 of this Lease, and all other Operating Costs payable by Tenant hereunder.  Should actual Operating Costs as adjusted to an average monthly cost exceed the amount in Section 1.09(b), the Landlord may increase the Additional Rent in Section 1.09(b) based upon Landlord’s experience and reasonable anticipation of future costs.  Such adjustments shall be effective as of the next Rent payment date after notice to Tenant.

Article Five

USE OF PROPERTY

Section 5.01

Permitted Uses.  Tenant may lawfully use the Premises only for the Permitted Uses set forth in Section 1.06 above; provided that such Permitted Uses (i) do not create any unusual or atypical wear and tear on the Building or decrease the value of the Premises; (ii) do not create any risk of Environmental Damages or Hazardous Material contamination on the Premises; (iii) do not create a nuisance under Applicable Laws; (iv) do not include storage of Hazardous Materials (defined below) (other than those permitted under Section 5.03 below) or explosives; and (v) are legally permissible and lawful uses of the Premises.

Section 5.02

Manner of Use.  Tenant shall not cause or permit the Premises to be improved or used in any way which constitutes a violation of any applicable law, statute, ordinance, or governmental regulation or order, or other governmental requirement now in force or which may hereafter be enacted or promulgated, including, without limitation, any future applicable “green building” ordinance, law or regulation or any ordinance, law, or regulation concerning the cultivation, production, and sale of controlled substances (collectively, “Applicable Laws”), or which constitutes a nuisance or waste.  Tenant shall obtain and pay for all permits required for Tenant’s occupancy of the Premises, and for all business licenses, and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including without limiting to the Occupational Safety and Health Act. Tenant, at Tenant’s sole cost and expense, shall be responsible for the installation of any fire hose valves, draft curtains, smoke venting and any additional fire protection systems (including, without limitation, fire extinguishers) that may be required by the fire department or any governmental agency based on Tenant’s use.  Tenant shall, at its sole cost and expense, promptly comply with any Applicable Laws which relate to (or are triggered by) (i) Tenant’s use of the Premises, and (ii) any alteration or any tenant improvements made by Tenant or at the request of Tenant.  Should any standard or regulation now or hereafter be imposed on Tenant by any federal, state or local governmental body charged with the establishment, regulation and enforcement of occupational, health, environmental or safety standards, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations, including, without limitation, any governmental requirement to obtain and maintain permits for the use or operation of any equipment at the Premises or regulating effluent discharges in  the course of Tenant's operations at the Premises.  The final judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any Applicable Laws, shall be conclusive of that fact as between Landlord and Tenant.  Tenant shall promptly notify Landlord in writing of any water infiltration at the Premises.

Section 5.03

Hazardous Materials.

5.03.1

Definitions.

A.

“Hazardous Material” means any substance, whether solid, liquid or gaseous in nature:

(i)

the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

(ii)

which is or becomes defined as a “hazardous waste,” “hazardous substance,” pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), the Clean Air Act (42 U.S.C. section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as these laws have been amended or supplemented; or

(iii)

which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Nevada or any political subdivision thereof; or

(iv)

the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; or

(v)

the presence of which on adjacent properties could constitute a trespass by Tenant; or

(vi)

without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

(vii)

without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

(viii)

without limitation which contains radon gas.

B.

“Environmental Requirements” means all applicable present and future:

(i)

statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation), of all Governmental Agencies; and

(ii)

all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances.

C.

“Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or un-matured, foreseeable or unforeseeable (including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Premises or the Premises or migrating or threatening to migrate to or from the Premises or the Premises, or the existence of a violation of Environmental Requirements pertaining to the Premises or the Premises and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Premises.  Environmental Damages include, without limitation:

(i)

damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, including, without limitation, the cost of demolition and rebuilding of any improvements on real property, interest, and penalties;

(ii)

fees, costs or expenses incurred for the services of contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of such Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency or reasonably necessary to make full economic use of the Premises and the Premises or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including, without limitation, any attorneys’ fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder; and

(iii)

liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subsection (ii) above.

D.

“Governmental Agency” means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

E.

The “Tenant Group” means Tenant, Tenant’s successors, assignees, guarantors, officers, members, managers, directors, agents, employees, contractors, invitees, permitees or other parties under the supervision or control of Tenant during the Lease Term with the permission or knowledge of Tenant, other than Landlord or Landlord’s agents or employees.

5.03.2

Prohibitions.

A.

Other than (i) normal quantities of general office and cleaning supplies containing de minimis amounts of Hazardous Material, (ii) those Hazardous Materials that may be contained within vehicles, equipment, and machinery operated at the Premises (e.g., fuel in a vehicle’s tank) or contained in original packaging from manufacturer and temporarily held by Tenant while in transit, so long as such items are handled by Tenant in strict compliance with all Environmental Requirements, and (iii) except as specified on Exhibit “B” attached hereto, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Premises by the Tenant Group, or any other person without the prior written consent of Landlord.  From time to time during the Lease Term, Tenant may request Landlord’s approval of Tenant’s use of other Hazardous Materials, which approval may be withheld in Landlord’s sole discretion.  Before the date of Tenant’s early access to or occupancy of the Premises, Tenant shall provide to Landlord for those Hazardous Materials described on Exhibit “B”:  (a) a description of handling, storage, use and disposal procedures; and (b) all “community right to know” plans or disclosures and/or emergency response plans which Tenant is required to supply to local Governmental Agencies pursuant to any Environmental Requirements.

B.

Tenant shall not cause, permit or suffer the existence or the commission by the Tenant Group, or by any other person, of a violation of any Environmental Requirements upon, about or beneath the Premises or the Premises.

C.

Tenant shall neither create or suffer to exist, nor permit the Tenant Group to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Premises or the Premises, including without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(l)) or any similar state statute.

D.

Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Premises without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion.

5.03.3

Indemnity.

A.

Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless:

(i)

Landlord; and

(ii)

any other person who acquires all or a portion of the Premises in any manner (including purchase at a foreclosure sale) or who becomes entitled to exercise the rights and remedies of Landlord under this Lease; and

(iii)

the directors, officers, shareholders, employees, partners, members, managers, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of Landlord and such persons;

from and against any and all Environmental Damages which exist as a result of the willful activities or negligence of the Tenant Group or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease, or by Tenant’s remediation of the Premises or the Premises or failure to meet its obligations contained in this Section 5.03.

B.

The obligations contained in this Section 5.03.3 shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons.  Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

C.

Landlord shall have the right but not the obligation to join and participate in, and control, if it so elects, any legal proceedings or actions initiated in connection with Tenant’s activities.  Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Premises or the Premises by a Hazardous Material.

D.

The obligations of Tenant in this Section 5.03.3 shall survive the expiration or termination of this Lease.

E.

The obligations of Tenant under this Section 5.03.3 shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto.

5.03.4

Obligation to Remediate.  In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at its sole cost and expense and using contractors reasonably approved by Landlord, promptly take all actions to remediate the Premises and the Premises which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Premises and the Premises, which remediation is necessitated from the presence upon, about or beneath the Premises and the Premises, at any time during or upon termination of this Lease (whether discovered during or following the Lease Term), of a Hazardous Material or a violation of Environmental Requirements existing as a result of the willful activities or negligence of the Tenant Group.  Tenant shall take all actions necessary to restore the Premises and the Premises to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Premises and the Premises, notwithstanding any lesser standard of remediation allowable under Applicable Law or governmental policies.

5.03.5

Right to Inspect.  Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Premises, including invasive tests, at any reasonable time but with reasonable advance written notice to Tenant to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the Premises and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Premises or surrounding properties and activities thereon.  Landlord shall have the right, but not the duty, to retain any independent professional consultant (the “Consultant”) to enter the Premises to conduct such an inspection or to review any report prepared by or for Tenant concerning such compliance.  The cost of the Consultant shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by the Tenant Group or the existence of a Hazardous Material on the Premises or any other property caused by the willful activities or negligence of the Tenant Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord), in which case Tenant shall pay the cost of the Consultant.  Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord the right, with reasonable advance written notice to Tenant, to enter the Premises to perform such tests on the Premises as are reasonably necessary to conduct such reviews and investigations.  Landlord shall use commercially reasonable efforts to minimize interference with the business of Tenant.

5.03.6

Notification.  If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Premises or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same.  Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

If requested by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials other than general office and cleaning supplies referred to in 5.03.2 of this Lease, which were used, generated, treated, handled, stored or disposed of on the Premises or which Tenant intends to use, generate, treat, handle, store or dispose of on the Premises.  The foregoing in no way shall limit the necessity for Tenant obtaining Landlord’s consent pursuant to 5.03.2 of this Lease.

5.03.7

Reserved.

5.03.8

Assignment and Subletting.  In the event this Lease provides that Tenant may assign this Lease or sublet the Premises subject to Landlord’s consent and/or certain other conditions, and if the proposed assignee’s or subtenant’s activities in or about the Premises involve the use, handling, storage or disposal of any Hazardous Materials other than those used by Tenant and in quantities and processes similar to Tenant’s uses in compliance with this Lease, (i) it shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (ii) Landlord may, in its sole and absolute discretion, impose an additional condition to such assignment or sublease which requires Tenant to reasonably establish that such assignee’s or subtenant’s activities pose no materially greater risk of contamination to the Premises than do Tenant’s permitted activities in view of:  (a) the quantities, toxicity and other properties of the Hazardous Materials to be used by such assignee or subtenant;  (b) the precautions against a release of Hazardous Materials such assignee or subtenant agrees to implement; (c) such assignee’s or subtenant’s financial condition as it relates to its ability to fund a major clean-up; and (d) such assignee’s or subtenant’s policy and historical record respecting its willingness to respond to the clean-up of a release of Hazardous Materials.

5.03.9

Survival of Hazardous Materials Obligation.  Tenant’s breach of any of its covenants or obligations under this Section 5.03 shall constitute a material default under this Lease.  The obligations of Tenant under this Section 5.03 shall survive the expiration or earlier termination of this Lease without any limitation, and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay rent under this Lease.

Section 5.04

Auctions and Signs.  Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises.  Tenant, at its sole cost and expense, may, with the prior written consent of Landlord, which consent shall not be unreasonably withheld, install any identification signs (“Signs”) at the Premises; provided, however, that (i) the Signs shall comply with all applicable governmental rules and regulations and the covenants, conditions and restrictions governing the Premises; and (ii) Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, repair and maintenance of the Signs. Upon the expiration or earlier termination of this Lease, Tenant shall cause the Signs to be removed and shall repair any damage caused by such removal (including, but not limited to, patching and painting), all at Tenant’s sole cost and expense.

Section 5.05

Indemnity.  To the extent permitted by Applicable Law, Tenant shall indemnify, defend, protect and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, partners, and shareholders, as applicable) and Landlord’s property manager from any and all costs, claims, loss, damage, expense and liability (including without limitation court costs, litigation expenses, and reasonable attorneys’ fees) incurred in connection with or arising from: (a) Tenant’s use of the Premises and the Common Areas, including, but not limited to, those arising from any accident, incident, injury or damage, however and by whomsoever caused (except to the extent of any claim arising out of Landlord’s gross negligence or willful misconduct), to any person or property occurring in or about the Premises; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Premises; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant.  As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors and invitees, if applicable. The provisions of this Section 5.05 shall survive the expiration or earlier termination of this Lease with respect to any claims or liability occurring prior to such expiration or earlier termination, and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay rent under this Lease.

Section 5.06

Landlord’s Access.  Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises to (a) inspect it; (b) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (c) post notices of non-responsibility; (d) alter, improve or repair the Premises; or (e) place “For Sale” and “For Lease” signs on the Premises during the last one hundred eighty (180) days of the Lease Term.  Notwithstanding anything to the contrary contained in this Section 5.06, Landlord may enter the Premises at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease, in the manner provided in this Lease, and consistent with Applicable Law; and (C) perform any covenants of Tenant which Tenant fails to perform.  Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes.  For each of the above purposes, Landlord may request and Tenant shall provide a key with which to unlock all the doors in the Premises.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises in the manner described above shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.  In addition to Landlord’s access described herein, Tenant agrees that Landlord may enter upon the Premises no less frequently than monthly during the buildout phase and thereafter no less than every 90 days during operation to evaluate building, so long as such entry does not violate any laws applicable to Tenant’s operations conducted on the Premises.

Section 5.07

Vehicle Parking.  Tenant shall be entitled to use all spaces in the vehicle parking area located adjacent to the Premises, as described in Section 1.04, and as shown on Exhibit “A” attached hereto, without paying any additional Rent, other than the usual charges pertaining to the operation and maintenance of the Common Areas.

Section 5.08

Quiet Possession.  If Tenant pays the rent and observes and performs all other terms, covenants and conditions on Tenant’s part to be observed and performed under this Lease, Landlord agrees to defend Tenant’s right to quiet enjoyment of the Premises for the Lease Term against any party claiming by, through or under Landlord, subject to the provisions of this Lease. Landlord hereby represents and warrants to Tenant and Tenant’s lenders that Landlord owns fee simple title to the Premises and has the legal right, power and authority to enter into this Lease and this Lease upon execution shall be binding upon Landlord in accordance with its terms.

Article Six

CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01

Existing Conditions.  Tenant accepts the Premises in its “as-is” condition as of the earlier of Tenant’s occupancy of the Premises or the Lease Commencement Date, subject to all recorded matters, laws, ordinances, and governmental regulations and orders.  Except as expressly provided in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties, express or implied, whatsoever with respect to the condition of the Premises, the Building or any portion of the Premises, or any buildings or other improvements on or comprising a part of either of same, nor with respect to the fitness or suitability thereof for any particular use or purpose, and Tenant hereby waives any and all such warranties, express or implied, including specifically but without limitation any warranty or representation of suitability.  Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Premises (or has had the opportunity to do so) and is not relying on any representations of Landlord with respect thereto.

Section 6.02

Exemption of Landlord from Liability.  To the extent permitted by Applicable Law, Landlord shall not be liable for (and Tenant assumes the risk of) any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or upon other portions of the Premises, or from other sources or places; or (d) criminal acts or entry by unauthorized persons into the Premises or the Building.  Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant.  The provisions of this Section 6.02 shall not, however, exempt Landlord from liability to the extent of Landlord’s gross negligence or willful misconduct, and are subject to Section 4.04(d)(iv) above.

Section 6.03

Landlord’s Obligations.

(a)

Except as provided in Article Seven (Damage or Destruction) and Article Nine (Condemnation), Landlord shall keep the following in good order, condition and repair (subject to ordinary wear and tear), including replacement, as needed: structural portions of the foundations, exterior walls and roof (including the roof membrane) of the Premises (including painting the exterior surface of the exterior walls of the Premises as often as is necessary, in Landlord’s reasonable judgment.  Landlord shall not be obligated to maintain or repair (or replace) the floor, windows, doors, plate glass or the interior surfaces of exterior walls.  Landlord shall make repairs required under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs.

(b)

Except for the structural portions of (i) the foundations, (ii) the exterior walls, and (iii) the roof of the Premises, which shall remain Landlord’s responsibility, Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Section 6.03(a) above as Common Area Costs, as provided in Section 4.05 of this Lease.

Section 6.04

Tenant’s Obligations.

(a)

Except as provided in Section 4.05(c) above with respect to Landlord’s obligations for the performance of certain work at the Premises that is the subject of Section 6.03 (Landlord’s Obligations) above, Article Seven (Damage or Destruction) below, and Article Eight (Condemnation) below, Tenant, at Tenant’s sole cost and expense, shall keep all portions of the Premises (including structural, nonstructural, interior, exterior, systems and equipment including HVAC) in good order, condition and repair. If any portion of the Premises or any system or equipment in the Premises that Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall, upon providing Landlord with reasonable prior written notice of the scope and cost of replacement, and subject to Landlord’s approval of the same, promptly replace such portion of the Premises or system or equipment in the Premises.  The cost of such replacement shall be amortized over the useful life as reasonably determined by Landlord, and Tenant shall only be liable for that portion of the cost which is applicable to the remaining Lease Term (as it may be extended) (the “Useful Life Allocation”), and if the full replacement cost is initially borne by Tenant, Landlord shall reimburse Tenant or provide Tenant with a credit against future Additional Rent obligations in an amount equal to Landlord’s share of such total cost.  Tenant shall maintain a reasonable preventive maintenance service contract providing for the regular inspection and maintenance of the Premises’ heating and air conditioning systems (the “HVAC Systems”) by a licensed heating and air conditioning contractor, unless Landlord is obligated to maintain all or a portion of such equipment pursuant to Section 6.03(a) above, or unless Landlord makes the election described in the next succeeding sentence.  It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Premises in an attractive, first-class and fully operative condition.  Without limiting the generality of the provisions contained above in this Section 6.04(a), Tenant agrees to pay Landlord the cost to repair any damage caused by the transportation and storage of its products in, on, or about the Premises, including, but not limited to any damage to concrete floor slab, adjoining concrete ramps, adjoining concrete truck apron, and adjoining concrete or asphalt parking and access areas due to the use of forklifts or other equipment or vehicles hauling Tenant’s products or otherwise, ordinary wear and tear from intended use excepted.  Tenant’s payment obligation described in the immediately preceding sentence shall include the cost of replacement of any damaged areas of the Premises or the Premises, if repair is impracticable, so as to restore such areas to the condition existing prior to such damage and in such event Tenant shall not be entitled to the benefit of the Useful Life Allocation.

(b)

Tenant shall fulfill all of Tenant’s obligations under this Section 6.04 at Tenant’s sole cost and expense, except as otherwise expressly provided in this Section 6.04.  If Tenant fails to maintain, repair or replace the Premises as required by this Section 6.04, Landlord may (but without any obligation to do so), upon ten (10) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord on demand for all costs incurred in performing such maintenance, repair or replacement.

Section 6.05

Alterations, Additions, and Improvements.

(a)

Tenant shall not make any alterations, additions, or improvements to the Premises (“Tenant’s Alterations”) without Landlord’s prior written consent which consent shall not be unreasonably withheld, except that no consent shall be required for non-structural interior alterations that (i) do not exceed Fifty Thousand Dollars ($50,000.00) in cost; (ii) are not visible from the outside of the Building; and (iii) do not alter or penetrate the floor slab (except as allowed pursuant to Section 6.09 below) or the roof membrane.  All Tenant’s Alterations shall be at Tenant’s sole cost and expense and shall be performed in a good and workmanlike manner, in conformity with all Applicable Laws.  Upon completion of any such work, Tenant shall provide Landlord with “as built” plans.  Notwithstanding anything to the contrary in this Section, Tenant must obtain Landlord’s prior written consent for any Tenant’s Alterations that will (or may) be visible from the outside of the Building.  Landlord shall have the right, in its sole discretion, to determine the location of any such visible Tenant’s Alterations and require the screening of such items at Tenant’s sole cost and expense.

(b)

Tenant shall pay when due all claims for labor and material furnished to the Premises or alleged to have been furnished to or for Tenant at or for use of the Premises. Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Premises, regardless of whether Landlord’s consent to such work is required. Landlord may elect to record and post notices of non-responsibility in, on or about the Premises, to the extent permitted under Applicable Law.

(c)

To the extent Landlord’s prior consent is required by this Section 6.05, Landlord may condition its consent to any proposed Tenant’s Alterations on such requirements as Landlord, in its sole discretion, deems necessary or desirable, including without limitation:  (i) Tenant’s submission to Landlord, for Landlord’s prior written approval, of all plans and specifications relating to Tenant’s Alterations; (ii) Tenant’s written notice of whether Tenant’s Alterations include the use or handling of any Hazardous Materials; (iii) Tenant’s obtaining, for Landlord’s benefit and protection, of such insurance as Landlord may reasonably require (in addition to that required under Section 4.04 of this Lease);and (iv) Tenant’s obtaining all applicable permits from the governmental authorities and the furnishing of copies of such permits to Landlord before the commencement of work on the subject Tenant’s Alterations.

(d)

Tenant shall have no power or authority to do any act or make any contract which may create or be the basis for any lien upon the interest of Landlord in the Premises or the Premises, or any portion thereof.  Within ten (10) days following the imposition of any mechanics or other lien or stop notice filed with respect to the Premises or the Premises, or any portion thereof, based upon any act of Tenant or of anyone claiming by, through or under Tenant, or based upon work performed or materials supplied allegedly for Tenant, (an “Imposition”), Tenant shall either (a) cause such Imposition to be released of record by payment, or (b) in case of a disputed Imposition and dispensation to a final judgment, cause the posting of a proper bond (pursuant to Applicable Law under which a court issues an order that discharges the lien) or provide other security satisfactory to Landlord.  Provided that the Imposition is timely released or bonded over, Tenant shall have the right to contest the validity of the obligation underlying the Imposition, provided that Tenant shall diligently contest such Imposition and indemnify, defend, and hold Landlord harmless from any and all loss, cost, damage, liability and expense (including attorneys’ fees) arising from or related to it.  If Tenant fails to take either action within such ten (10)-day period, Landlord, at its election, may pay and satisfy the Imposition, in which case the sum so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.07 of this Lease, shall be deemed Additional Rent due and payable by Tenant within ten (10) days after Tenant’s receipt of Landlord’s payment demand.  Nothing in this Lease shall be construed as consent on the part of Landlord to subject the interest and estate of Landlord to liability under any applicable lien law for any reason or purpose whatsoever, it being expressly understood that Landlord’s interest and estate shall not be subject to such liability and that no person shall have any right to assert any such lien.

(e)

Notwithstanding any language to the contrary in this Section 6.05, if the proposed Tenant’s Alterations involve or affect in any way one or more of the structural components of the Building, or relate in any way to life safety matters, including, but not limited to, the Building’s fire suppression system (collectively, the “Structural and Safety Alterations”), Landlord’s prior written consent will be required, regardless of the cost of the proposed Tenant’s Alterations.

(f)

Tenant acknowledges and agrees that any Tenant’s Alterations are wholly optional with Tenant and are not being required by Landlord, either as a condition to the effectiveness of this Lease or otherwise.

Section 6.06

Condition upon Termination. Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received (including, without limitation, the removal of all floor striping and the resealing of the floor, but only to the extent such resealing is necessitated by the removal of such floor striping), ordinary wear and tear excepted; provided, however, that (a) “ordinary wear and tear” shall not include any damage or deterioration that would or could have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease, and (b) Tenant shall not be obligated to repair any damage which Landlord is required to repair under Section 6.03 above or Article Seven (Damage or Destruction) below.  All Tenant's Alterations that Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease, except that Tenant may remove any of Tenant’s machinery, equipment or other personal property that can be removed without material damage to the Premises.  Tenant shall repair, at Tenant’s expense, any damage to the Premises caused by the removal of any such machinery, equipment or other personal property.  In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring and power panels; drapes, blinds and other window coverings; carpets and other floor coverings; heaters, air conditioners and any other heating and air conditioning equipment; fencing and security gates; load levelers, dock lights, dock locks and dock seals; and other similar building operating equipment and decorations.  Tenant’s obligations under this Section 6.06 shall also include its obligations under Section 5.04 with respect to any Signs.  If Tenant fails, by the expiration or earlier termination of the Lease Term, to restore the Premises to the condition required under this Section 6.06, then Tenant shall pay Landlord on demand an amount equal to the cost of such restoration work

Section 6.07

Roof Access.  Anything in this Lease to the contrary notwithstanding, Tenant shall not and shall not permit any of its employees, agents, contractors or invitees to enter on or in any way move about on the roof of the Building, for any purposes whatsoever, without the prior written consent of, coordination with, and supervision of Landlord or its selected agents or contractors.

Article Seven

DAMAGE OR DESTRUCTION

Section 7.01

Partial Damage to Property.

(a)

Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises.  If the Premises is only partially damaged (i.e., less than twenty-five percent (25%) of the Premises is untenantable as a result of such damage or less than twenty-five percent (25%) of Tenant’s operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Subsection 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible.  Landlord may elect, but is not required, to repair any damage to Tenant’s fixtures, equipment, or improvements.

(b)

If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Subsection 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred.  Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease.  If Landlord elects to repair the damage, Tenant shall pay Landlord the “deductible amount” (if any) under Landlord’s insurance policies if the damage was due to an act or omission of Tenant, or Tenant’s employees, agents, contractors, or invitees.  If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Premises is located.  Tenant shall pay the cost of such repairs, and Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant, if any.  Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice.

(c)

If the damage to the Premises occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds.  The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.

Section 7.02

Substantial or Total Destruction.  If the Premises is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Premises is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred.  Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord’s own expense, in which case this Lease shall remain in full force and effect.  Landlord shall notify Tenant of such election within thirty (30) days after Tenant’s notice of the occurrence of total or substantial destruction.  If Landlord so elects, Landlord shall rebuild the Premises at Landlord’s sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03

Temporary Reduction of Rent.  If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article Seven, any Base Rent and recurring Additional Rent payable during the period of such damage, repair and/or restoration shall be equitably reduced according to the degree, if any, to which Tenant’s use of the Premises is impaired.  However, the reduction shall not exceed the sum of one year’s payment of Base Rent, insurance premiums, and Real Property Taxes.  Except for such possible reduction in Base Rent, insurance premiums, and Real Property Taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.

Article Eight

CONDEMNATION

If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), Landlord shall promptly notify Tenant thereof in writing and this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Premises or such other material portion of either the Premises or Common Areas is taken, Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent and Additional Rent shall be equitably reduced in proportion to the reduction in the floor area of the Premises.  Tenant shall have the right to file any and all legal and equitable claims available to Tenant for any taking of Tenant’s rights, lease interest, loss of business, damages, personal property and fixtures belonging to Tenant and/or removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, and any other claims available in law or equity.  If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority.  If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense.  Any Condemnation award or payment shall be payable to Landlord.

Article Nine

ASSIGNMENT AND SUBLETTING

Section 9.01

Transfers.  Except as otherwise provided in Section 9.07 below, Tenant shall not, without the prior written consent of Landlord which consent shall not be unreasonably withheld, assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Premises or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).  To request Landlord’s consent to any Transfer requiring such consent under the provisions of this Article Nine, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the material terms of the proposed Transfer and the consideration therefor, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other relevant information reasonably required by Landlord

Section 9.02

Landlord’s Consent.  Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  The parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

9.02.1

The Transferee’s business or use of the Subject Space is not permitted under this Lease;

9.02.2

The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested;

9.02.3

The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party;

9.02.4

A default of Tenant under this Lease has occurred and is then uncured.

If Landlord consents to any Transfer pursuant to the terms of this Section 9.02 (and does not exercise any recapture rights Landlord may have under Section 9.04 of this Lease), Tenant may within one hundred eighty (180) days after Landlord’s consent, but not later than the expiration of such 180-day period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 9.01 of this Lease.

Section 9.03

Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of Tenant’s obligations under this Lease from liability under this Lease.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof

Section 9.04

Tenant Affiliate.  Notwithstanding anything to the contrary contained in Section 9.01 of this Lease, a Transfer of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) (a “Tenant Affiliate”), shall not be deemed a Transfer under Article Nine for which (a) consent is required,  provided that:  (i) Tenant immediately notifies Landlord of any such Transfer; (ii) promptly supplies Landlord with any documents or relevant information reasonably requested by Landlord regarding such Transfer; (iii) if such Transfer is an assignment, Tenant Affiliate assumes in writing all of Tenant’s obligations under this Lease; and (iv) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease or the Transfer restrictions set forth in this Article Nine.

Section 9.05

No Merger.  No merger shall result from Tenant’s sublease of the Premises under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner.  In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

Article Ten

DEfAULTS; REMEDIES

Section 10.01

Covenants and Conditions.  Tenant’s performance of each of Tenant’s obligations under this Lease is a condition of the Lease.  Tenant’s right to continue in possession of the Premises is conditioned upon such performance.  Time is of the essence in the performance of all covenants and conditions.

Section 10.02

Defaults.  Tenant shall be in default under this Lease (an “Event of Default”):

(a)

If Tenant abandons the Premises or if Tenant’s vacation of the Premises results in the cancellation of any insurance described in Section 4.04 above;

(b)

If Tenant fails to pay rent or any other charge when due, and such failure continues for more than ten (10) days after written notice from Landlord;

(c)

If Tenant fails to perform any of Tenant’s material non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion.  However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease.  The notice required by this Subsection 10.02(c) is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

(d)

If Tenant makes a general assignment or general arrangement for the benefit of creditors; if a bankruptcy petition is filed by or against Tenant and is not dismissed within thirty (30) days; if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days.

(e)

If Tenant’s use becomes unlawful or unpermitted by applicable governmental authority.

Section 10.03

Remedies.  Upon the occurrence of any Event of Default, Landlord shall provide Tenant a ten 10-day written notice to cure.  Such notice shall contain the description of the Event of Default, and provide for a ten 10-day right to cure.  If the ten 10-day right to cure expires, and Tenant has not remedied the Event of Default, Landlord may, at its option pursue any one or more of the following remedies, and any and all other rights or remedies accruing to Landlord by law or otherwise, without any notice or demand to the extent permitted by Applicable Law:

(a)

In the event of Tenant's default, in addition to and without limiting Landlord in the exercise of any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option and with or without notice or demand, shall have the following rights:

(i)

The right to declare the Lease Term ended and to reenter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Premises;

(ii)

The right, without declaring the Lease Term ended, to reenter the Property and to occupy the same, or any portion thereof, for and on account of Tenant as hereinafter provided, and Tenant shall be liable for and pay to Landlord on demand all such expenses as Landlord may have paid, assumed, or incurred in recovering possession of the  Premises, including costs, expenses, attorneys’ fees, and expenditures placing the same in good order and condition, and all other expenses, commissions and charges paid, assumed, or incurred by Landlord in or in connection with reletting the Premises.  Any such reletting as provided for herein.  Any reletting by Landlord may be for the remainder of the Lease Term or for a longer or shorter period.  Such reletting shall be for such rent and on such other terms and conditions as Landlord, in its sole reasonable discretion, deems appropriate.  Landlord may execute any lease made pursuant to the terms hereof in Landlord’s own name, or assume Tenant’s interest in and to any existing subleases to any subtenant of the Property, as Landlord may see fit, and Tenant shall have no right or authority whatsoever to collect any rent from such tenants, subtenants, licensees, or concessionaires on the Premises.  In any case, and whether or not the Premises or any part thereof be relet, Tenant, until the end of what would have been the Lease Term in the absence of such default and whether or not the Premises or any part thereof shall have been relet, shall be liable to Landlord and shall pay to Landlord monthly an amount equal to the amount due as rent hereunder, less the net proceeds for said month, if any, of any reletting effected for the account of Tenant pursuant to the provisions of this Subsection 10.03(a)(ii), after deducting from said proceeds all of Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, expenses of employees, alteration costs, and expenses of preparation for such reletting (all said costs are cumulative and shall be applied against proceeds of reletting until paid in full).  Landlord reserves the right to bring such actions for the recovery of any deficits remaining unpaid by Tenant to Landlord hereunder as Landlord may deem advisable from time to time without being obligated to await the end of the term hereof for a final determination of Tenant’s account and the commencement or maintenance of one or more actions by Landlord in this connection shall not bar Landlord from bringing any subsequent actions for further accruals pursuant to the provisions of this Section 10.03.  In no event shall Tenant be entitled to any excess rental received by Landlord over and above that which Tenant is obligated to pay hereunder; or

(iii)

The right, even though it may have relet all or any portion of the Premises in accordance with the provisions of Subsection 10.03(b) below, to thereafter at any time elect to terminate this Lease for such previous default on the part of Tenant, and to terminate all of the rights of Tenant in and to the Premises.

(b)

Pursuant to the rights of re-entry provided above, Landlord may remove all persons from the Premises and may, remove all property therefrom, and may, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof.  Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever.  Anything contained herein to the contrary notwithstanding, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rent or other sum of money thereafter to accrue hereunder, or Tenant’s liability for damages under any of the provisions hereof, by any such reentry, or by any action in unlawful detainer or otherwise to obtain possession of the Property, unless Landlord shall have specifically, with reference to this Section 10.03, notified Tenant in writing that it has so elected to terminate this Lease.  Tenant covenants and agrees that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Nevada and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the service of such notice to Tenant) be deemed to be a termination of this Lease, or the termination of any liability of Tenant hereunder to Landlord.

(c)

In any action brought by Landlord to enforce any of its rights under or arising from this Lease, Landlord shall be entitled to receive its costs and legal expenses, including reasonable attorneys’ fees, whether such action is prosecuted to judgment or not.  If Landlord shall engage the services of an attorney for the purpose of collecting any rental due from Tenant, Tenant shall pay the reasonable fees of such attorney for his or her services regardless of the fact that no legal proceeding or action may have been filed or commenced.  The parties hereto shall and they hereby do waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, Tenant’s use of occupancy of the Premises, and/or any claim of injury or damage.

(d)

The waiver by Landlord of any default or breach of any of the terms, covenants, or conditions hereof on the part of Tenant to be kept and performed shall not be a waiver of any preceding or subsequent breach of the same or any other term, covenant, or condition contained herein.  The subsequent acceptance of Rent or any other payment hereunder by Tenant to Landlord shall not be construed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease other than the failure of Tenant to pay the particular rent or other payment or portion thereof so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rental or other payment.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein provided shall be deemed to be other than on account of the earliest Rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and a satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord’s rights to recover the balance of such Rent or pursue any other remedy in or under this Lease.  The consent by Landlord to any matter or event requiring Landlord’s consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

(e)

Nothing contained herein shall constitute a waiver of Landlord’s right to recover damages by reason of Landlord’s efforts to mitigate the damage to it caused by Tenant’s default; nor shall anything in this Section 10.03 adversely affect Landlord’s right, as in this Lease elsewhere provided, to indemnification against liability for injury or damage to persons or property occurring prior to a termination of this Lease.

(f)

In the event of termination of this Lease pursuant to this ARTICLE 10, Landlord may recover from Tenant:

(i)

the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(ii)

the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

As used in Subsections 10.03(f)(i) and Section 10.03(f)(ii) above, the “worth at the time of award” is computed by allowing interest at the rate of twelve percent (12%) per annum.

Section 10.04

Repayment of “Free” Rent.  If this Lease provides for a postponement of any monthly rental payments, a period or periods of “free” rent, or other rent concession, such postponed rent or “free” rent is called the “Abated Rent.”  Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has reasonably performed all of Tenant’s obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Premises in the physical condition required by this Lease.  Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s performance of its obligations under this Lease.  If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession.

Article Eleven

PROTECTION OF LENDERS

Section 11.01

Subordination.  This Lease is subject and subordinate to all present and future ground or underlying leases of the Premises or the Premises and to the lien of any mortgages or deeds of trust, now or hereafter in force against the Premises or the Premises, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or deeds of trust, unless the holders of such mortgages or deeds of trust, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under any ground or underlying lease or holder of any mortgage or deed of trust superior to the interest of Tenant hereunder.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or trust deed, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested by such purchaser or lessor, and to recognize such purchaser or lessor as the landlord under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy under the terms and conditions of this Lease, so long as Tenant timely pays the rent and observes and performs all of the terms, covenants and conditions of this Lease to be observed and performed by Tenant.  Landlord’s interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) days of request by Landlord, execute such further commercially reasonable instruments or assurances in the form as is then required by Landlord’s lender to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

Section 11.02

Estoppel Certificates.

(a)

Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement, in the form as is then reasonably required by Landlord’s lender, certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require. Tenant shall deliver such statement to Landlord within fifteen (15) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b)

If Tenant does not deliver such statement to Landlord within such fifteen (15) -day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; and (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord.

Section 11.03

Tenant’s Financial Condition.  Within thirty (30) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements, as Landlord reasonably requires, to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant.  In addition, Tenant shall deliver to any lender designated by Landlord any financial statements reasonably required by such lender to facilitate the financing or refinancing of the Premises.  Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement.  All financial statements required hereunder to be delivered by Tenant shall be confidential and shall be used solely in connection with financing secured by this Lease, or a sale of the Building or Premises.  All financial statements and other sensitive financial information delivered to by Landlord to Tenant pursuant to this Lease shall not be disclosed by Landlord except to Landlord’s lenders, consultants, or other advisors who have a reasonable need to know and who are advised as to the confidential nature of such information and agree to treat the same as confidential. As to prospective purchasers of the Building or Premises, Tenant may require such third parties to execute a further Confidentiality and Non-Disclosure Agreement prior to providing such financial statements.

Article Twelve

LEGAL COSTS

Section 12.01

Legal Proceedings.  If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Non-defaulting Party”) upon demand for any costs or expenses that the Non-defaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered.  Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs.  The losing party in such action shall pay such attorneys’ fees and costs.  Tenant shall also indemnify Landlord against and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, contractors of Landlord, and its members, managers, partners, and shareholders, as applicable) from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant (a “Tenant Licensee”); (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such Tenant Licensee; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such Tenant Licensee; or (d) necessary to protect

Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended.  Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord

Section 12.02

Landlord’s Consent.  Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with (a) Tenant’s request for Landlord’s consent under Article Nine (Assignment and Subletting) of this Lease, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent, or (b) any other Landlord action requested by Tenant.

Article Thirteen

BROKERS

Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent.

Article Fourteen

Reserved

Article Fifteen

COMMUNICATIONS SERVICES

Section 15.01

Intentionally deleted.

Article Sixteen

MISCELLANEOUS PROVISIONS

Section 16.01

Non-Discrimination.  Tenant and Landlord promise, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, religion, creed, age, sex, disability, national origin, ancestry, ethnicity, sexual orientation, marital status, citizenship status, or veteran status in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

Section 16.02

Landlord’s Liability; Certain Duties.

(a)

As used in this Lease, the term “Landlord” means the owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises.  Each Landlord is obligated to perform the obligations of Landlord under this Lease. Each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b)

Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing.  Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice.  However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) -day period and thereafter diligently pursued to completion.

(c)

Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Premises, and neither the Landlord nor its members, managers, officers, or other principals shall have any personal liability under this Lease.

Section 16.03

Severability.  A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect, and it is the intention of the parties that there shall be substituted for such provision as is illegal or unenforceable a provision as similar to such provision as may be possible and yet be legal and enforceable.

Section 16.04

Interpretation.  The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease.  Unless the context clearly requires otherwise, (i) the plural and singular numbers will each be deemed to include the other; (ii) the masculine, feminine, and neuter genders will each be deemed to include the others; (iii) “shall,” “will,” “must,” “agrees,” and “covenants” are each mandatory; (iv) “may” is permissive; (v) “or” is not exclusive; and (vi) “includes” and “including” are not limiting.  In the event of a dispute between Landlord and Tenant over the interpretation of this Lease, both parties shall be deemed to have been the drafter of this Lease, and any Applicable Law that states that contracts are to be construed against the drafter shall not apply.  In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s express or implied permission.

Section 16.05

Incorporation of Prior Agreements; Modifications.  This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective.  All amendments to this Lease shall be in writing and signed by all parties.  Any other attempted amendment shall be void.  All attached exhibits are hereby expressly incorporated into this Lease by this reference.

Section 16.06

Notices.  All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, nationally-recognized commercial overnight courier, or delivered personally (i) to Tenant at the appropriate address set forth in Section 1.03 above, except that upon Tenant’s taking possession of the Premises, the Premises shall be Tenant’s address for notice purposes, or (ii) to Landlord at the addresses set forth in Section 1.02 above.  Landlord and Tenant shall have the right to change its respective Notice address upon giving Notice to the other party.  Any Notice will be deemed given two (2) business days after the date it is mailed as provided in this Section 16.06, or upon the date delivery is made, if delivered by an approved courier (as provided above) or personally delivered.  Consistent with the provisions of Section 16.02(b) above, if Tenant is notified of the identity and address of Landlord’s secured lender or ground or underlying lessor, Tenant shall give to such lender or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail or by use of a nationally-recognized commercial overnight courier, and such lender or ground or underlying lessor shall be given the same opportunity to cure such default as is provided Landlord under this Lease (unless such cure period is extended pursuant to the terms of any agreement to which Tenant is a party or to which Tenant consents) prior to Tenant’s exercising any remedy available to Tenant.  Notices required hereunder may be given by either an agent or attorney acting on behalf of Landlord or Tenant.

Section 16.07

Waivers.  The failure of Landlord to insist upon the strict performance, in any of one or more instances, of any term, covenant or condition of this Lease shall not be deemed to be a waiver by Landlord of such term, covenant or condition.  No waiver by Landlord of any breach by Tenant of any term, provision and covenant contained herein shall be deemed or construed to constitute a waiver of any other or subsequent breach by Tenant of any term, provision or covenant contained herein.  Landlord’s acceptance of the payment of rent (or portions thereof) or any other payments hereunder after the occurrence of and during the continuance of a default (or with knowledge of a breach of any term or provision of this Lease which with the giving of notice and the passage of time, or both, would constitute a default) shall not be construed as a waiver of such default or any other rights or remedies of Landlord, including any right of Landlord to recover the Premises.  Moreover, Tenant acknowledges and agrees that Landlord’s acceptance of a partial rent payment shall not, under any circumstances (whether or not such partial payment is accompanied by a special endorsement or other statement), constitute an accord and satisfaction.  Landlord will accept the check (or other payment means) for payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy available to Landlord.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of a default shall not be deemed or construed to constitute a waiver of such default.

Section 16.08

No Recordation.  Tenant shall not record this Lease or any assignment or security document pertaining to this Lease.  Either Landlord or Tenant may require that a “Short Form” or memorandum of this Lease executed by both parties be recorded.  The party requiring such recording shall pay all recording fees.

Section 16.09

Binding Effect; Choice of Law.  This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant.  However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease.  The laws of the State in which the Premises is located shall govern this Lease, without regard to such State’s conflicts of law principles.  Tenant hereby knowingly, intentionally, and irrevocably agrees that Landlord may bring any action or claim to enforce or interpret the provisions of this Lease in the State and County where the Premises is located, and that Tenant irrevocably consents to personal jurisdiction in such State for the purposes of any such action or claim.  Tenant further agrees that any action or claim brought by Tenant to enforce or interpret the provisions of this Lease, or otherwise arising out of or related to this Lease or to Tenant’s use and occupancy of the Premises, regardless of the theory of relief or recovery and regardless of whether third parties are involved in the action, may only be brought in the State and County where the Premises is located.

Section 16.10

Corporate Authority; Partnership Authority; LLC Authority.  If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation.  Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.  If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership.  Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition.  Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.  If Tenant is a limited liability company (LLC), each person or entity signing this Lease for Tenant represents and warrants that he or it is a manager or member of the LLC, that he or it has full authority to sign for the LLC and that this Lease binds the LLC and that Tenant’s managers and members have duly authorized the executed of this Lease.

Section 16.11

Force Majeure.  A “Force Majeure” event shall occur if Landlord or Tenant cannot perform any of its obligations due to events beyond such party’s control (except with respect to the obligations imposed with regard to Base Rent, Additional Rent and other charges to be paid by Tenant pursuant to this Lease), and in such cases the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events.  Events beyond Landlord’s or Tenant’s control include, but are not limited to, acts of God, war, civil commotion, terrorist acts, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction, waiting periods for obtaining governmental permits or approvals or inspections, or weather conditions.  No express reference in this Lease to a Force Majeure event shall create any inference that the terms of this Section 16.12 do not apply with equal force in the absence of such an express reference.

Section 16.12

Counterparts.  This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.  Receipt of facsimile signatures (regardless of the means of transmission), whether by PDF or other format) shall be as binding on the parties as an original signature.

Section 16.13

Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

Section 16.14

No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

Section 16.15

Confidentiality.  Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect Landlord.  Tenant shall keep its partners, members, managers, officers, directors, employees, agents, real estate brokers and sales persons and attorneys, as applicable, from disclosing the terms of this Lease to any other person without Landlord’s prior written consent, which consent shall not be unreasonably withheld, except to any accountants or professionals of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to agents or consultants of Tenant in connection with Tenant’s performance of its business or obligations hereunder, to an assignee of this Lease or subtenant of the Premises, to the prospective investors of Tenant’s business and their agents, or to a person to whom disclosure is required in connection with any action brought to enforce this Lease, or by law; provided, however, that Tenant shall inform such persons of the confidentiality of the terms of this Lease and shall obtain their agreement to abide by the confidentiality provisions of this Section prior to such disclosure

Section 16.16

Revenue and Expense Accounting.  Landlord and Tenant agree that for purposes of  Section 467 of the Internal Revenue Code rental income will accrue to Landlord and rental expenses will accrue to Tenant in the amounts and as of the dates rent is payable under this Lease.

Section 16.17

Tenant’s Representations and Warranties.  Tenant warrants and represents to Landlord as follows, each of which is material and being relied upon by Landlord:

(a)

Tenant and all persons and entities (i) owning (directly or indirectly) an ownership interest in Tenant, (ii) whom or which are an assignee of Tenant’s interest in this Lease; or (iii) whom or which are a guarantor of Tenant’s obligations under this Lease: (x) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism); (y) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (z) are not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or be otherwise associated with such persons or entities described in clauses (x) or (y), above.

(b)

If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the State of its organization, and is qualified to do business in the State in which the Premises is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to bind Tenant without the consent or approval of any other person or entity.  Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder.  This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

(c)

Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

Tenant confirms that all of the above representations and warranties are true as of the date of this Lease, and acknowledges and agrees that they (and any other representations and warranties of Tenant contained in this Lease) shall survive the expiration or earlier termination of this Lease.  Further, all of Tenant’s covenants and obligations set forth in this Lease that require or contemplate Tenant’s performance subsequent to the termination of this Lease shall survive the termination of this Lease.

Section 16.18

Heirs and Successors.  The covenants and agreements of this Lease shall be binding upon the heirs, legal representatives, successors and permitted assigns of the parties hereto.

Section 16.19

Tenant’s Cooperation.  Tenant acknowledges that the Building may in the future be retrofitted to be certified/rated pursuant to the U.S. EPA’s Energy Star® Portfolio Manager, the Green Building Initiative’s Green GlobesTM building rating system, or the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED®) building rating system, or operated to meet another standard for high performance buildings adopted by Landlord (collectively, the “Green Building Standard”).  As and when requested by Landlord during the Lease Term, Tenant shall provide Landlord (in the format requested by Landlord and reasonably necessary or desirable to comply with the requirements of the applicable Green Building Standard or any commissioning or re-commissioning of the Building’s systems) with data concerning Tenant’s energy consumption, water consumption, and the operation of the Building’s systems. Such data may include, without limitation, the operating hours, the number of on-site personnel, the types of  equipment used at the Building (including computer equipment, if applicable), and energy use and cost.  Landlord shall have no liability to Tenant if, once obtained, any such Green Building Standard rating or certification lapses and is not reinstated by Landlord.

Section 16.20

Option to Purchase.  Tenant shall have a right, commencing on the first day of Lease Month 25 and expiring on the last day of Lease Month 60, to purchase the Option Property (defined below) upon delivery of no less than thirty (30) days’ prior written notice to Landlord of Tenant’s election to exercise such option (the “Purchase Option”).  As used herein, the “Option Property” shall mean the Building containing the Premises and the applicable Premises.  The Purchase Option shall permit Tenant to acquire the Option Property at a purchase price equal to Two Million Six Hundred Seven Thousand Eight Hundred Eighty and No/100 Dollars ($2,607,880.00), and on such other commercially reasonable terms and conditions as the parties may mutually agree upon in writing.  Tenant and Landlord agree to reasonably cooperate and negotiate in good faith to enter into a definitive purchase and sale agreement or real estate purchase contract to memorialize the same.  In the event that Tenant and Landlord are unable to agree upon the material terms and/or conditions of Tenant’s consummation of the purchase of the Option Property pursuant to the Purchase Option within ninety (90) days following Tenant’s written notice of exercise of the Purchase Option, the Tenant and Landlord shall submit the dispute to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Tenant and Landlord shall each pay fifty percent (50%) of all fees and costs charged by the arbitrator and shall otherwise pay for their own attorneys’ fees, costs, and expenses concerning such arbitration matter.  This Purchase Option shall terminate upon any Transfer of this Lease regardless of the month of such Transfer.

Article Seventeen

SUBMISSION FOR REVIEW

THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT, WHETHER SUCH EXECUTION AND DELIVERY IS ACCOMPLISHED BY PHYSICAL DELIVERY OR DELIVERY BY ELECTRONIC TRANSMISSION OR OTHER ELECTRONIC MEANS.  NEITHER PARTY SHALL HAVE ANY OBLIGATION TO CONTINUE DISCUSSIONS OR NEGOTIATIONS OF THIS LEASE.

(Left intentionally blank – signature page to follow)

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below.

LANDLORD:

GDC Realty, L.L.C.,

a Nevada limited liability company

By:

Printed Name:

Its:

TENANT:

HDGLV LLC,

a Nevada limited liability company

By:_________________________________

Printed Name: _______________________

Its:________________________________

EXHIBIT A

DEPICTION OR DESCRIPTION OF THE PREMISES

(Attach Site Plan Showing approx. 17,298s.f. Building and Premises)

EXHIBIT B

RESERVED

EXHIBIT C

CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE

THIS CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE (“Confirmation”) is made as of the _____ day of ____________ 2017 by and between ____________________, a ___________________ (“Landlord”),  and ___________________, a __________________________(“Tenant”).  Landlord and Tenant agree as follows:

1.

Landlord and Tenant have entered into a Standard Industrial Real Estate Lease, dated ________, 20___ (the “Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord certain described premises located at ______________________________ (the “Property”).

2.

Consistent with Sections 2.01 and 2.02 of the Lease, Landlord and Tenant hereby confirm the Lease Commencement Date and the Expiration Date of the initial Lease Term (as defined in the Lease), and amend Section 1.05 of the Lease to conform to such dates. The pertinent dates are as follows:

a.

____________, 20___ is the Lease Commencement Date; and

b.

_____________, 20___ is the Lease Expiration Date.

3.

Tenant confirms that:

a.

It has accepted possession of the Premises as provided in the Lease;

b.

The Lease has not been modified, altered, or amended, except as provided in this Confirmation and as follows: _________________________; and

c.

The Lease is in full force and effect.

4.

The provisions of this Confirmation shall inure to the benefit, or bind, as the case may require, Landlord, Tenant, and their respective permitted successors and assigns.

DATED as of the date first written above.

LANDLORD:	TENANT:

a	a

By:	By:
Its:	Its:

EXHIBIT B

Form of Note

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS; OR (II) UPON THE ISSUANCE TO THE ISSUER OF AN OPINION OF COUNSEL, OR THE SUBMISSION TO THE ISSUER OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY, THAT SUCH PROPOSED SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACTS.

CONVERTIBLE PROMISSORY NOTE

(the “Note”)

$	Issue Date: , 2017

For value received MJ HOLDINGS, INC., a Nevada corporation (the “Company”) promises to pay to the members of             [,a             limited liability company] (together with its successors and assigns, the “Holder”), at                             , or at such other address as the holder hereof may from time to time designate in writing, the principal sum of $            , or such lesser amount as shall be equal to the outstanding principal amount hereof (the “Principal Amount”), together with all accrued and unpaid interest thereon, upon the terms and conditions specified below. This Note (the “Note”) is issued pursuant to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of             , 2017, by and among the Company and the parties listed on Schedule 2.5 attached thereto (collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Purchase Agreement.

So long as any portion of this Note remains outstanding and unpaid, the Company will comply with the following provisions to which this Note is subject and by which it is governed:

1. Interest. Interest shall accrue on the principal outstanding from time to time, commencing six months from the Issue Date of this Note and continuing until repayment of this Note in full, at a rate equal to one quarter of one  percent (0.25%) per annum. Upon an Event of Default (as defined below), this Note will bear interest at a default rate of interest equal to the sum of the interest rate set forth in the immediately preceding sentence plus an additional one quarter of one percent (0.25%) per annum (collectively, “Default Interest”). Interest shall be payable on the Conversion Date or Maturity Date (as defined below), provided that Default Interest shall be payable on demand. Interest shall accrue on the basis of actual days elapsed in a year consisting of 360 days. Notwithstanding anything herein to the contrary, if during any period for which interest is computed under this Note, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), the Company’s obligations hereunder shall, automatically and retroactively, be deemed reduced to the Highest Lawful Rate, and during any such period the interest payable under this Note shall be computed on the basis of the Highest Lawful Rate. In the event the Holder receives as interest an amount which would exceed the Highest Lawful Rate, then the amount of any excess interest shall not be applied to the payment of interest hereunder, but shall be applied to the reduction of the unpaid principal balance due hereunder. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be lawfully charged, contracted for, reserved, received or collected by the Holder in connection with this Note under applicable law.

2. Principal. All unpaid principal, together with any then unpaid and accrued interest and any other amounts payable hereunder, shall be due and payable on the earlier of (a) the Maturity Date (as defined below) or (b) when, upon the occurrence of an Event of Default, such amounts are declared due and payable by the Holder or made automatically due and payable, in each case, in accordance with the terms hereof. The “Maturity Date” shall mean October 30, 2018.

3. Payment Terms. Unless earlier converted, all payments of principal and interest shall be in lawful money of the United States of America. Payments under this Note shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal amount of this Note, together with all accrued and unpaid interest on the portion of principal so prepaid, may be made in whole or in part at any time without penalty.

4. Conversion.

(a) The Holder at any time prior to earlier of (i) this Note being paid in full or (ii) the Maturity Date, at its sole option, may convert all outstanding principal and accrued interest into  fully paid and nonassessable shares of common stock of the Company calculated based upon the total of the outstanding principal excluding interest under this Note being divided by $0.75 (the “Conversion Price” under a conversion pursuant to this Section 4(a)). For clarity, upon such conversion no amounts shall be due to Holder, including, but not limited to, any accrued interest under this Note.

(b) Upon the Maturity Date, the outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall automatically convert into fully paid and nonassessable shares of common stock of the Company calculated based upon the total of the outstanding principal excluding interest under this Note being divided by $0.75 (the “Conversion Price” under a conversion pursuant to this Section 4(b)). For clarity, upon such conversion no amounts shall be due to Holder, including, but not limited to, any accrued interest under this Note.

5. Mechanics of Conversion.

(a) Upon conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Holder agrees to indemnify the Company from any loss incurred by it in connection with this Note). The Company shall, as soon as practicable thereafter, cause to be issued and delivered to the Holder a certificate or certificates for the number of shares to which the Holder shall be entitled upon such conversion, including a check payable to the Holder for any cash amounts payable as described in Section 5(b).

(b) No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 5, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

6. No Stockholder Rights. This Note, as such, shall not entitle the Holder to any rights as a stockholder of the Company.

7. Miscellaneous.

(a) Waivers. The Company hereby waives demand for payment, notice of dishonor, presentment, protest and notice of protest. No failure or delay on the part of the holder of this Note in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof of the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle the Company to any notice or demand in similar or other circumstances.

(b) Amendment. This Note may not be amended or modified, nor may any of its terms be waived, except by written instrument signed by the Company and the Holder, and then only to the extent set forth therein.

(c) Binding; Successors and Assigns. If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this Note shall not in any way be affected or impaired thereby, and this Note shall nevertheless be binding between the Company and the Holder. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and assigns.

(d) Governing Law; Venue. The terms of this Note shall be construed and governed in all respects by the laws of the State of Nevada, without regard to principles of conflict of laws. Any and all disputes arising out of or related to this Note shall be adjudicated exclusively in the state or federal courts located in Nevada. Each of the parties hereto submits itself to the jurisdiction of the courts of the State of Nevada and the Federal courts of the United States located in such state in respect of all actions arising out of or in connection with the interpretation or enforcement of the Note, waives any argument that venue in such forums is not convenient and agrees that any actions initiated by either party hereto shall be appropriately venued in such forums.

(e) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient, if not, then on the next business day; (iii) one (1) business day after deposit with a nationally recognized overnight courier designating next business day delivery; or (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All notices and other communications shall be sent to the address or facsimile number as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

(f) Time of the Essence; Remedies. Time is of the essence of this Note. The rights and remedies under this Note are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Holder.

(g) Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that replaces the excluded provision and that most nearly effects the parties’ intent in entering into this Note.

(h) Entire Note. This Note constitutes the full and entire understanding, promise and agreement between the Company and the Holder with respect to the subject matter hereof and thereof, and supersede, merge and render void every other prior written and/or oral understanding, promise or agreement between the Company and the Holder with respect to the subject matter hereof and thereof.

(i) Headings. Section headings are inserted herein for convenience only and do not form a part of this Note.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this CONVERTIBLE PROMISSORY NOTE as of the date first written above.

MJ HOLDINGS, INC.
By:
Name:
Title:

Address:

Attn:

Fax No.

Agreed to and Accepted:

[                    ]

By:
Name:
Title:

Address:

Attn:

Fax No.

LIST OF SCHEDULES

2.1(a) – Assets

2.1(a)(i) – RedEarth Jurisdictions and Subsidiaries

2.5 – List of Members

2.6 (a) - Financial Statements

2.7 – Expenditures and Modification of Change of Control Bonuses

2.9 – State Tax Payment Obligations

2.10 – State Taxes

2.11 - Real and Personal Property

2.12 - Lease Agreements and Other Agreements

2.13 - List of Employee Matters

2.15 - Insurance Policies

2.17 – State Taxes Indemnification

2.18 - Licenses, Accreditations, Permits and Authorizations

2.20 - Business Relationships

2.22 - Related Party Transactions

2.24 – Indebtedness

2.25 – Distributions

5.2 - Services Agreement

5.5 - Employment Agreements and Noncompetition Agreements

5.12 - Lease Agreements

SCHEDULE 2.1(A) – ASSETS

SCHEDULE 2.1(A)(I) – REDEARTH JURISDICTIONS AND SUBSIDIARIES

SCHEDULE 2.5 – LIST OF MEMBERS

SELLERS (RED EARTH LLC Members)

Seller	Percentage Interest
Paris Balaouras	50%
Red Dot Development LLC	50%
Total	100%

2.6 (A) - FINANCIAL STATEMENTS

None.

SCHEDULE 2.7 – EXPENDITURES AND MODIFICATION OF CHANGE OF CONTROL BONUSES

Not Applicable.

SCHEDULE 2.9 – STATE TAX PAYMENT OBLIGATIONS

None.

SCHEDULE 2.10 – STATE TAXES

Not Applicable.

SCHEDULE 2.11 - REAL AND PERSONAL PROPERTY

Not Applicable.

SCHEDULE 2.12 - LEASE AGREEMENTS AND OTHER AGREEMENTS

Reference is made to Exhibit A.

SCHEDULE 2.13 - LIST OF EMPLOYEE MATTERS

Not Applicable.

SCHEDULE 2.15 - INSURANCE POLICIES

SCHEDULE 2.17 – STATE TAXES INDEMNIFICATION

SCHEDULE 2.18 - LICENSES, ACCREDITATIONS, PERMITS AND AUTHORIZATIONS

SCHEDULE 2.20 - BUSINESS RELATIONSHIPS

Not Applicable.

SCHEDULE 2.22 - RELATED PARTY TRANSACTIONS

Not Applicable.

SCHEDULE 2.24 – INDEBTEDNESS

Not Applicable.

SCHEDULE 2.25 – DISTRIBUTIONS

Not Applicable.

SCHEDULE 5.2 - SERVICES AGREEMENT

Not Applicable.

SCHEDULE 5.5 - EMPLOYMENT AGREEMENTS AND NONCOMPETITION AGREEMENTS

Not Applicable.

SCHEDULE 5.12 - LEASE AGREEMENTS

Reference is made to Exhibit A.